                                                                    EXHIBIT 4(d)



                          HAWAIIAN ELECTRIC INDUSTRIES
                            RETIREMENT SAVINGS PLAN



Effective as of
January 1, 1994

                               TABLE OF CONTENTS
                               -----------------

                                                             Page
                                                             ----

PROLOGUE . . . . . . . . . . . . . . . . . . . . . . . . .    iv

ARTICLE I  DEFINITIONS . . . . . . . . . . . . . . . . . .     1


ARTICLE II  PARTICIPATION AND SALARY REDUCTION AGREEMENTS

     2.1  Eligibility for Participation . . . . . . . . . .    8
     2.2  Re-Employment Rules . . . . . . . . . . . . . . .    8


ARTICLE III  CONTRIBUTIONS

     3.1      Salary Reduction Contributions...............    9
     3.2      Participant Voluntary
              Contributions................................    9
     3.3      Rollover Contributions.......................   10
     3.4      Return of Contributions......................   10
     3.5      Employer Contributions for HEIDI Participants   10

ARTICLE IV  LIMITATIONS ON CONTRIBUTIONS

     4.1      Section 401(k) Limitations on
              Salary Reduction Contributions...............   12
     4.2      Section 401(m) Limitations
              on Participant Voluntary
              Contributions................................   14
     4.3      Combined Section 401(k) and
              Section 401(m) Limitations...................   16
     4.4      $7,000 Limit On Salary
              Reduction Contributions......................   16
     4.5      Section 415 Limitations......................   17


ARTICLE V  INVESTMENT OF FUNDS

     5.1      Assets To Be Held by Trustee
              or Insurance Company.........................   20
     5.2      Investment of Accounts.......................   20
     5.3      Valuations...................................   21
     5.4      Common Stock Adjustment Provisions...........   21

ARTICLE VI  VESTING AND DISTRIBUTIONS

     6.1      Nonforfeitable Right to Accounts...   23
     6.2      Distributions......................   23
     6.3      Withdrawals........................   27
     6.4      Loans to Participants..............   29
     6.5      Valuation Dates for Withdrawals
              and Loans..........................   31
     6.6      Special Distribution Rules.........   31


ARTICLE VII  ADMINISTRATION

     7.1      The Committee to Be Named Fiduciary   33
     7.2      Asset Manager......................   33
     7.3      Plan Administrator.................   34
     7.3      Expenses...........................   35

ARTICLE VIII FIDUCIARY

     8.1      Fiduciary Responsibilities.........   36
     8.2      Bonding, Indemnification, Insurance   36


ARTICLE IX   CLAIMS PROCEDURE.....................  37

ARTICLE X    AMENDMENT, TERMINATION, AND MERGER

     10.1     Amendment.........................    38
     10.2     Termination or Discontinuance.....    38
     10.3     Merger............................    39

ARTICLE XI   MISCELLANEOUS

     11.1     Right to Employment or Benefits...    40
     11.2     Inalienability....................    40

    11.3       Facility of Payment...............   40
    11.4       Changes to Plan Necessary to Qualify
               Under ERISA and the Code............ 40
    11.5       Construction of Plan................ 41
    11.6       Top-Heavy Rules..................... 41


APPENDIX       A  ELECTION RULES................... 42

APPENDIX       B  TOP-HEAVY RULES.................. 43

APPENDIX       C  ASB PLAN......................... 48

APPENDIX       D  HTB PLAN......................... 53

APPENDIX       E  HEISOP........................... 56

APPENDIX       F  FNB PLAN......................... 65

APPENDIX       G  HEIDI PLAN....................... 66

                                    PROLOGUE
                                    --------


     Effective as of January 1, 1994, the Hawaiian Electric Industries Retirement Savings Plan is hereby amended and restated in its entirety. The purpose of the Plan is to encourage eligible employees to save for retirement under favorable tax laws. The Plan is intended to qualify as a profit sharing plan under Section 401(a) of the Internal Revenue Code of 1986, as amended, and meet the requirements of a qualified cash or deferred arrangement under Section 401(k) of such Code.

     Unless otherwise specifically provided for herein or by law, the provisions set forth herein shall determine as of January 1, 1994 the rights and benefits of all employees who terminate employment on or after said date. Unless otherwise specifically provided herein or by law, the rights and benefits of eligible employees who terminated employment on or before December 31, 1993 shall be determined in accordance with the provisions of this Plan as in effect on the date their employment terminated.

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------


     The following terms as used herein shall have the indicated meaning, unless a different meaning is plainly required by the context. Whenever appropriate, words used in the singular may include the plural and vice versa and the masculine gender shall always include the feminine gender.

     1.1  Accounts means a Participant's Salary Reduction Account, Participant
          --------
Voluntary Contributions Account, and Rollover Account. Where appropriate in the context (as determined by the Plan Administrator in his discretion), Accounts shall also include separate accounts maintained for Special Participants for assets transferred to the Plan from any Merged Plan. "Merged Plan" shall mean the Hawaiian Electric Industries Stock Ownership Plan, the American Savings Bank Profit Sharing and Tax-Favored Retirement Savings Plan and the Hawaiian Tug & Barge Corp. Supplemental Retirement Plan upon their merger into the Plan, and any other plan maintained by the Company or an affiliate of the Company upon its merger into the Plan in the future.

     1.2  Asset Manager means the person designated to manage the assets of the
          -------------
Plan in accordance with Section 7.2.

     1.3  Beneficiary means the Participant's surviving spouse.  If the
          -----------
Participant is not married or if the Participant wishes to designate a Beneficiary other than his spouse, he may do so on a form furnished for that purpose by the Plan Administrator and filed with the Plan Administrator. Such a designation of a Beneficiary other than a spouse shall not be effective unless consented to by the Participant's spouse in a written instrument (i) in which the spouse acknowledges the effect of such election and (ii) witnessed by an authorized representative of the Plan or a notary public. Such written consent shall not be required if it is established to the satisfaction of the authorized representative of the Plan that such consent may not be obtained because there is no spouse, the spouse cannot be located, or such other circumstances as Treasury Regulations may prescribe. A Participant may also name a contingent Beneficiary to succeed to the interests of the named Beneficiary in the event such named Beneficiary shall not survive the Participant. If a Participant fails to make any designation or the person so designated shall not survive the Participant, or the legal entity so designated shall no longer be in existence or shall be legally incapable of receiving benefits hereunder, Beneficiary shall mean the estate of the Participant.

     1.4  Code means the Internal Revenue Code of 1986, as amended.
          ----

     1.5  Committee means the Pension Investment
          ---------
Committee appointed pursuant to resolution of the Board of Directors of the Company.

     1.6  Company means Hawaiian Electric Industries, Inc.
          -------

     1.7  Compensation means all straight-time pay paid or accrued for services
          ------------
rendered to a Participating Employer while a Participant before reduction for an arrangement qualifying under Section 125 or 401(k) of the Code. Compensation shall not, however, include overtime or premium pay, discretionary bonuses, or contributions (except for Salary Reduction Contributions) by a Participating Employer to this Plan or any other employee benefit plan. Commencing January 1, 1994, only the first $150,000 (or such larger amount as the Commissioner of Internal Revenue may prescribe) of a Participant's Compensation (determined in accordance with Section 401(a)(17) of the Code) shall be taken into account for purposes of the Plan. In determining the Compensation of a Participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules, the dollar limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of the limitation."

     1.8  Employee means any person employed on a regular, non-probationary
          --------
basis by a Participating Employer.  Eligible Employee means a Participant who is
                                    -------- --------
eligible to receive an allocation of Salary Reduction Contributions for all or a portion of the Plan Year.

     1.9  ERISA means the Employee Retirement Income Security Act of 1974, as
          -----
amended.

     1.10  Family Member means the Participant's spouse, lineal ascendants or
           -------------
descendants, and the spouses of such lineal ascendants and descendants.

     1.11  Highly Compensated Employee means a "highly compensated employee"
           ---------------------------
within the meaning of Section 414(q) of the Code.

     1.12  Hours of Service means the following hours as determined from the
           ----------------
payroll or other records of a Participating Employer:

     (a) Each hour for which an Employee is directly or indirectly paid or entitled to payment by a Participating Employer for the performance of duties;

     (b) Each hour for which an Employee is directly or indirectly entitled to payment on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty, or leave of absence, except that Hours of Service shall not be counted where such payment is made or is due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment, or disability insurance laws, or solely to reimburse an Employee for medical or medically related expenses;

     (c) Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by a Participating Employer. The same Hours of Service shall not be credited both under subparagraph (a) or (b), as the case may be, and this subparagraph (c).

     The Hours of Service rules stated in Department of Labor Regulations
(S)2530.200b-2(b) and (c) are herein incorporated by reference. Hours of Service shall be credited for employment with other members of an affiliated service group (within the meaning of Section 414(m) of the Code), a controlled group of corporations (within the meaning of Section 414(b) of the Code), or a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code), of which a Participating Employer is a member. Hours of Service shall also be credited for any individual considered an Employee for purposes of the Plan under Section 414(n) of the Code.

     1.13  Insurance Company means any insurance company designated by the Asset
           -----------------
Manager.

     1.14  Insurance Contract means any contract with an insurance company
           ------------------
established for the purpose of investing assets of the Plan.

     1.15  Normal Retirement Age means a Participant's 55th birthday; except
           ---------------------
that in the case of the HEI Diversified Account, it means a HEIDI Participant's 65th birthday.

     1.16  Participant means any Employee who has satisfied the eligibility
           -----------
requirements of Article II and whose Accounts remain in the Plan and allocated to him. Active Participant means a Participant during the period he is employed
         ------------------
in an eligible class of Employees and is, therefore, eligible to receive an allocation of Salary Reduction Contributions.

     1.17  Participant Voluntary Contribution means the voluntary contributions
           ----------------------------------
of a Participant permitted prior to July 1, 1992.

     1.18  Participant Voluntary Contributions Account means an account
           -------------------------------------------
recording the amount of Participant Voluntary Contributions made by a Participant, as adjusted for allocations of income or loss, withdrawals or distributions, and other factors affecting the value of such account.

     1.19  Participating Employer means the Company and any corporation
           ----------------------
affiliated with the Company whose participation in the Plan has been approved by such corporation's Board of Directors.

     1.20  Plan means the Hawaiian Electric Industries
           ----
Retirement Savings Plan as herein set forth and as it may hereafter be amended from time to time.

     1.21  Plan Administrator means the person designated to administer the Plan
           ------------------
in accordance with Section 7.3.

     1.22  Plan Year means a 12-month period commencing on January 1 and
           ---------
anniversaries thereof.

     1.23  Rollover Account means an account recording the amount of a
           ----------------
contribution to the Plan pursuant to Section 3.3, as adjusted for allocations of income or loss, withdrawals, or distributions, and other factors affecting the value of such account.

     1.24  Salary Reduction Contribution means a contribution made by the
           -----------------------------
Participating Employers on a Participant's behalf pursuant to Section 3.1.

     1.25  Salary Reduction Account means an account recording the amount of
           ------------------------
Salary Reduction Contributions made on behalf of a Participant, adjusted for allocations of income or loss, withdrawals or distributions, and other factors affecting the value of such account.

     1.26  Trust Agreement means any agreement with a Trustee established for
           ---------------
the purpose of investing assets of the Plan.

     1.27  Trustee means any individual, committee of individuals, bank, trust
           -------
company, and/or other qualified entity designated by the Committee.

     1.28  Disability means a total disability that, in the opinion of a medical
           ----------
examiner satisfactory to the Plan Administrator, prevents a Participant from further performance of duty and is likely to be permanent.

     1.29  Forfeiture means that portion of a HEIDI Participant's HEI
           ----------
Diversified Account in which he is not vested. Such nonvested portion shall be forfeited and allocated to other HEIDI Participants upon the HEIDI Participant's incurring five consecutive One-Year Breaks in service.

     1.30  HEI Diversified Account means the Plan account established to record
           -----------------------
the amount transferred from the HEI Diversified Defined Contribution Pension Plan to the Plan and the amount of employer contributions to the Plan made by Malama Pacific Corp. and Lalamilo Ventures, Inc. on behalf of HEIDI Participants, as adjusted for allocations of income or loss, withdrawals, or distributions, and other factors affecting the value of such account.

     1.31  HEIDI Participant means Eligible Employees of certain Participating
           -----------------
Employers who were formerly participating employers of the HEI Diversified Defined Contribution Pension Plan, specifically, Malama Pacific Corp. and Lalamilo Ventures, Inc.

     1.32   One-Year Break in Service means, as to a HEIDI Participant,
            -------------------------
severance from the employment of the Participating Employers for a 12-consecutive month period. The following rules shall apply in determining a One-Year Break in service:

     (a) If a HEIDI Participant who does not have any nonforfeitable right to his HEI Diversified Account incurs a One-Year Break in service, Vesting Service granted prior to such OneYear Break in Service shall be disregarded after the continuous period of severance equals or exceeds the greater of (i) the HEIDI Participant's Vesting Service credited prior to such One-Year Break in Service or (ii) five years.

     (b) If a HEIDI Participant incurs five consecutive One-Year Breaks in Service, Vesting Service credited subsequent to such One-Year Breaks in Service shall be disregarded for purposes of determining the nonforfeitable percentage of his HEI Diversified Account that accrued before such One-Year Breaks in Service.

     1.33  Vesting Service means the period of employment for which credit is
           ---------------
given under the Plan for purposes of determining a HEIDI Participant's nonforfeitable interest in his HEI Diversified Account. For this purpose, the following rules shall apply:

     (a) (i) Vesting Service shall be granted for the period of time beginning with the date the HEIDI Participant commences employment with a Participating Employer (including employment prior to the Effective Date, as defined in the HEI Diversified Defined Contribution Pension Plan), to the date the HEIDI Participant terminates employment with all of the Participating Employers.

          (ii) If a HEIDI Participant who was formerly employed by a Participating Employer is reemployed by a Participating Employer, Vesting Service shall be granted for the period of time beginning with the date the HEIDI Participant commences re-employment to the date the HEIDI Participant subsequently terminates employment with all of the Participating Employers.

          (iii) If a HEIDI Participant subject to paragraph (A) (ii) of this
Section 1.33 is so re-employed within the 12-consecutive months following the date on which the HEIDI Participant terminated employment, Vesting Service shall also be granted for the period commencing with such termination date and ending with such reemployment date.

          (iv) Except as provided in Section 1.32, all of a HEIDI Participant's Vesting Service shall be recognized for purposes of the Plan.

     (b) If a HEIDI Participant is absent from work for any period (i) by reason of pregnancy, the birth of a child, or the placement of a child in connection with the HEIDI Participant's adoption of such child or (ii) for purposes of caring for such child for a period beginning immediately following such birth or placement, the HEIDI Participant shall be credited with additional Vesting Service equal to the lesser of such period or 12 months. The severance from service date of a HEIDI Participant absent beyond the first anniversary of the first day of maternity or paternity absence is the second anniversary of the first day of such absence. The period between the first and second anniversaries of the first date of such absence shall not be regarded as a period of service or a period of severance.

     (c)  (i)  Vesting Service shall be granted for:

               (A) Military leave of absence provided the HEIDI Participant returns to active employment with a Participating Employer within the period and conditions prescribed by law.

               (B) Personal leave of absence authorized by a Participating Employer that is not in excess of one year. Personal leave of absence in excess of one year may be authorized by a Participating Employer; however, no Vesting Service will be granted for such leave.

               (C) A period of absence because of curtailment of work, not to exceed six months, provided the HEIDI Participant returns to employment within two weeks after notification by a Participating Employer that work is available.

               (D) Any other absence from active employment provided such absence is authorized by a Participating Employer.

Any HEIDI Participant absent from active employment because of illness or injury will be treated the same as though the HEIDI Participant were actively employed as long as any compensation prior to termination of employment is paid by a Participating Employer.

          (ii) In determining leaves of absence a Participating Employer must act in a nondiscriminatory manner.

     (d) (i) If a HEIDI Participant is at any time employed by a company while it is an Associated Company, such employment shall be treated as employment by a Participating Employer for purposes of determining such individual's eligibility for participation in this Plan and his Vesting Service. However, the individual shall not be an active Participant during any such service with any Associated Company during the period the Associated Company is not a Participating Employer.

          (ii) If a HEIDI Participant's employment with a Participating Employer is terminated and he is immediately employed by an Associated Company, his Accounts shall remain in the Plan so long as he is employed by an Associated Company and such employment shall be treated as employment by a Participating Employer for purposes of determining such Participant's Vesting Service. However, he shall not be an active Participant while he is so employed. During any such employment with an Associated Company, the Participant's Accounts shall continue to share in earnings of the Trust Fund and to bear and share expenses and losses but the Participant will not be eligible to receive further allocation of employer contributions. Further employment by any Associated Company shall be similarly treated. If the Participant is re-employed by a Participating Employer in an eligible class of employees, he shall immediately become an active Participant. If the Participant is terminated while in the employ of the Associated Company, he shall be treated in the same manner as if he had been terminated while in the employ of a Participating Employer.

                                   ARTICLE II
                 PARTICIPATION AND SALARY REDUCTION AGREEMENTS
                 ---------------------------------------------


Section 2.1  Eligibility for Participation
- -----------  -----------------------------

     Every Employee who was a Participant on December 31, 1993 shall remain a Participant as of January 1, 1994. Every other Employee shall commence participation on the date he first completes an Hour of Service as an Employee, provided that individuals in a collective bargaining unit that bargained in good faith for other or no retirement benefits shall not be eligible to become Participants. Notwithstanding the preceding sentence, employees of Hawaiian Tug & Barge Corp. and Young Brothers, Ltd. who are individuals in a collective bargaining unit shall become eligible to participate in the Plan effective January 1, 1990.

Section 2.2  Re-Employment Rules
- -----------  -------------------

     (a) A former Employee shall become an active Participant immediately upon his return to the employ of a Participating Employer in an eligible class of Employees.

     (b) If an Active Participant ceases to be so because he is no longer a member of an eligible class of Employees, he shall become an active Participant immediately upon his return to an eligible class of Employees.

     (c) In the event an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, such Employee shall become an active Participant immediately if he has satisfied the requirements of Section
2.1 and would have previously become a Participant had he been in the eligible class.

                                  ARTICLE III
                                 CONTRIBUTIONS
                                 -------------


Section 3.1  Salary Reduction Contributions
- -----------  ------------------------------

     (a) In consideration of an Active Participant's reduction in salary pursuant to a salary reduction agreement, the Participating Employer shall (subject to Article IV) make a Salary Reduction Contribution to such Participant's Salary Reduction Contribution Account in an amount equal to the amount by which such Participant's Compensation was reduced. Such contributions shall be made as soon as practicable after the payroll period for which the salary reduction applies.

     (b) For Federal tax purposes (and, wherever permitted, for state tax purposes) Salary Reduction Contributions shall be deemed to be Participating Employer contributions.

     (c) (1) An Active Participant may cause Salary Reduction Contributions to be made on his behalf by completing a salary reduction agreement furnished to him by the Plan Administrator on which he designates the rate of Salary Reduction Contributions to be made on his behalf, and agrees to comply with the provisions of the Plan and to provide such information as may be necessary to administer the Plan. Certain rules regarding the effectiveness of salary reduction agreements and amendments to or revocation of such agreements are set forth in Appendix A.

          (2) A salary reduction agreement may be completed and submitted to the Plan Administrator prior to the date the Participant first completes an Hour of Service or at any time thereafter. Participation shall commence as soon as practicable after such submission.

     (d) The Plan Administrator may amend or revoke a salary reduction agreement with any Participant at any time, if the Plan Administrator determines that such revocation or amendment is necessary to insure that (i) the requirements of
Article IV are satisfied or (ii) the Plan does not become subject to the top-heavy provisions of Section 416 of the Code.

Section 3.2  Participant Voluntary Contributions
- -----------  -----------------------------------

     (a) An Active Participant may (subject to Article IV) elect on a form furnished by and filed with the Plan Administrator to contribute to his Participant Voluntary Contributions Account up to 10% of his Compensation for a Plan Year. In no case, however, may the total of the Participant Voluntary Contributions to the Plan and voluntary contributions to all other qualified plans of a Participating Employer exceed 10% of his Compensation for a Plan Year.

     (b) Rules regarding the effectiveness of Participant Voluntary Contributions and amendments or revocations thereof are set forth in Appendix A.

     (c) Notwithstanding subsections (a) and (b) hereof, effective July 1, 1992, no contributions to Participant Voluntary Contributions Accounts will be permitted.

Section 3.3  Rollover Contributions
- -----------  ----------------------

     Any Participant who has received a distribution from a qualified employee pension benefit plan or annuity plan may make a contribution to a Rollover Account established on his behalf; provided that proper verification is provided and the Plan Administrator, in his sole discretion, agrees in writing to such a contribution. The Plan shall not accept rollovers from individual retirement accounts, whether or not the funds involved originally were received as distributions from a qualified employee pension benefit plan.

Section 3.4  Return of Contributions
- -----------  -----------------------

     If a contribution is made to a Participant's Account by a mistake of fact, the Participant shall be entitled to return of such contribution (as adjusted for any earnings or losses thereon) within one year of the making of such contribution.

Section 3.5  Employer Contributions for HEIDI Participants
- -----------  ---------------------------------------------

     (a) For each Plan Year beginning January 1, 1993, Malama Pacific Corp., and Lalamilo Ventures, Inc., respectively, shall contribute to the HEI Diversified Account of each HEIDI Participant employed by it during the Plan Year and eligible for an allocation of employer contributions an amount equal to six percent (6%) of the Compensation of such HEIDI Participant while employed by such employer.

     (b) (1) In addition to employer contributions pursuant to Section 3.5(a), for each Plan Year Malama Pacific Corp. and Lalamilo Ventures, Inc., shall contribute to the HEI Diversified Accounts under the Plan for each Plan Year such amount, if any, as may be determined by its Board of Directors.

          (2) An employer's contribution under this paragraph (b) shall be allocated as soon as practicable after the close of such Plan Year among each HEIDI Participant employed by such contributing employer during such Plan Year and eligible for an allocation of employer contributions under Section 3.5(d). Such allocation shall be in the proportion that the Compensation of each such HEIDI Participant for such year bears to the Compensation of all such HEIDI Participants for such year.

     (c) Any Forfeiture occurring during a Plan Year shall be regarded as employer contributions for such Plan Year. To the extent that the amount of Forfeitures for such Plan Year exceed the amount required by subparagraph (a), such excess Forfeiture amount shall be held in a suspense account and shall be used to reduce employer contributions under this Section 3.5 in the succeeding year or years.

     (d) Each HEIDI Participant shall be eligible for an allocation of employer contributions for a Plan Year pursuant to (a) and (b) above if the HEIDI
Participant:

          (i) Is employed by Malama Pacific Corp. or Lalamilo Ventures, Inc., on the last day of such Plan Year;

          (ii) Died, retired or terminated serviced because of Disability during such Plan Year;

          (iii) Transferred from Malama Pacific Corp., or Lalamilo Ventures, Inc. to the service of another Participating Employer in that Plan Year and is employed by a Participating Employer on the last day of such Plan Year; or

          (iv) Is on leave of absence or military service on the last day of such Plan Year.

                                   ARTICLE IV
                          LIMITATIONS ON CONTRIBUTIONS
                          ----------------------------


Section 4.1  Section 401(k) Limitations on Salary
             Reduction Contributions
- -------------------------------------------------

     (a) Section 401(k) Tests  For each Plan Year the Plan Administrator shall
         --------------------
review each Eligible Employee's Salary Reduction Contributions in order to determine whether the Salary Reduction Contributions with respect to all Eligible Employees satisfy one of the following tests:

             (1) The actual deferral percentage for the group of Eligible Employees who are Highly Compensated Employees for such Plan Year is not more than the actual deferral percentage of all non-Highly Compensated Employees for such Plan Year multiplied by 1.25.

             (2) The excess of the actual deferral percentage for the group of Eligible Employees who are Highly Compensated Employees for such Plan Year over all non-Highly Compensated Employees for such Plan Year is not more than two percentage points, and the actual deferral percentage for the group of Highly Compensated Employees is not more than the actual deferral percentage of such non-Highly Compensated Employees multiplied by two.

     (b) Actual Deferral Percentage Rules
         --------------------------------

             (1) For purposes of this Section 4.1, the actual deferral percentage for a specified group of Eligible Employees for a Plan Year means the average of the ratios (calculated separately for each Eligible Employee in such group) of (i) the amount of the Salary Reduction Contributions actually paid over to the Plan on behalf of each such Employee for such Plan Year to (ii) such Employee's compensation for such Plan Year. The actual deferral percentage of an Eligible Employee who is eligible to but does not make any Salary Reduction Contributions for a Plan Year shall be zero.

             (2) The actual deferral percentage for any Eligible Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to have contributions allocated to his account under two or more arrangements described in Section 401(k) of the Code that are maintained by a Participating Employer shall be determined as if such contributions were made under a single arrangement.

             (3) For purposes of determining the actual deferral percentage of an Eligible Employee who is a Highly Compensated Employee by virtue of being either a five percent (5%) owner or among the top 10 highest paid, the Salary Reduction Contributions and compensation of Family Members of such Highly Compensated Employee shall be combined and the Family Members and such Highly Compensated Employee shall be treated as a single Employee. Such Family Members shall be disregarded in determining the actual deferral percentage for Participants who are non-Highly Compensated Employees.

             (4) If this Plan satisfies the requirements of Sections 401(a)(4), 401(k), and 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy such requirements only if aggregated with this Plan, then this Section 4.1 shall be applied by determining the contribution percentages of Eligible Employees as if all such plans were a single plan.

             (5) The determination and treatment of the Salary Reduction Contributions and the actual deferral percentage of any Eligible Employee shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

             (6) For purposes of this Section 4.1, the term "compensation" shall mean W-2 pay including any reductions related to arrangements qualifying under Sections 125 or 401(k) of the Code.

     (c) Reductions of Salary Reduction Contributions
         --------------------------------------------

             (1) If the Plan Administrator determines that neither of the tests of Section 4.1(a) is satisfied, he shall require that the Salary Reduction Contributions for such Plan Year on behalf of the Eligible Employees who are Highly Compensated Employees be reduced in accordance with the leveling method of Treas. Reg. (S) 1.401(k)-l(f)(2) until the permitted percentage is met. The test to be met shall be the test that permits the highest amount of Salary Reduction Contributions.

             (2) If a reduction in the amount of an Eligible Employee's Salary Reduction Contributions is so required, the excess contributions (as defined in Section 401(k)(8)(B) of the

Code) shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such excess contribution was allocated for the preceding Plan Year. In order to avoid the 10% excise tax of Section 4979 of the Code, the Plan Administrator may, in his sole discretion, cause such distributions to be made within the first 2-1/2 months of the Plan Year.

         (3) The excess contribution to be so distributed shall be adjusted for income or loss, which shall be determined by multiplying the income or loss allocable to the Participant's Salary Reduction Contributions for the Plan Year by a fraction, the numerator of which is the amount of the excess contribution on behalf of the Participant for the preceding Plan Year and the denominator of which is the balance of the Participant's Salary Reduction Contribution Account on the last day of the preceding Plan Year.

Section 4.2  Section 401(m) Limitations on Participant
             Voluntary Contributions
- ------------------------------------------------------

     (a) Section 401(m) Tests  For each Plan Year the Plan Administrator shall
         --------------------
review the contributions on behalf of each Eligible Employee to his Participant Voluntary Contributions Account in order to determine whether such contributions with respect to all Participants satisfy one of the following tests:

         (1) The average contribution percentage for the group of Eligible Employees who are Highly Compensated Employees for such Plan Year is not more than the average contribution percentage for the group of all non-Highly Compensated Employees for the Plan Year multiplied by 1.25.

         (2) The average contribution percentage for the group of Eligible Employees who are Highly Compensated Employees for such Plan Year is not more that the average contribution percentage for the group of all non-Highly Compensated Employees for the Plan Year multiplied by two, and the excess of the average contribution percentage for the group of Eligible Employees who are Highly Compensated Employees over the average contribution percentage for the group of all non-Highly Compensated Employees is not more than two percentage points.

     (b)  Special Rules
          -------------

         (1) For purposes of this Section 4.2, the contribution percentage for any Eligible Employee who is a Highly

Compensated Employee eligible to make Participant Voluntary Contributions or to have matching contributions (as defined in Treas. Reg. (S) 1.401(m)-l(f)(8)) allocated to his account under two or more plans or arrangements described in
Section 401(k) of the Code that are maintained by a Participating Employer shall be determined as if the total of such Participant Voluntary Contributions and such matching contributions was made under each plan.

     (2) If this Plan satisfies the requirements of Sections 401(a)(4), 401(m), and 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy such requirements only if aggregated with this Plan, then this Section 4.2 shall be applied by determining the contribution percentages of Eligible Employees as if all such plans were a single plan.

     (3) For purposes of determining the contribution percentage of an Eligible Employee who is a Highly Compensated Employee by virtue of being either a five percent (5%) owner or among the top 10 highest paid, the Participant Voluntary Contributions and compensation of Family Members of such Highly Compensated Employee shall be combined and the Family Members and such Highly Compensated Employee shall be treated as a single Employee. Such Family Members shall be disregarded in determining the actual deferral percentage for Participants who are non-Highly Compensated Employees.

     (4) The determination and treatment of the contribution percentage of any Eligible Employee shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

     (c) Distribution of Excess Aggregate Contributions
         ----------------------------------------------

     (1) If the Plan Administrator determines that neither of the tests of
Section 4.2(a) is satisfied, he shall require that the Participant Voluntary Contributions for such Plan Year on behalf of the Eligible Employees who are Highly Compensated Employees be reduced in accordance with the leveling method of Treas. Reg. (S) 1.401(m)-l(e)(2) until the permitted percentage is met. The test to be met shall be the test that permits the highest amount of contributions.

         (2) Notwithstanding any other provision of this Plan, excess aggregate contributions shall be (i) forfeited, if forfeitable, or (ii) if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts Participant Voluntary Contributions were allocated for the preceding Plan Year. In order to avoid the 10% excise tax of
Section 4979 of the Code, the Plan Administrator, in his sole discretion, may cause such distributions or forfeitures to be made within the first 2-1/2 months of the Plan Year.

         (3) Such excess aggregate contributions shall be adjusted for income or loss, which shall be determined by multiplying the income or loss allocable to the Participant's Participant Voluntary Contributions for the Plan Year by a fraction, the numerator of which shall be the excess aggregate contributions on behalf of the Participant for the preceding Plan Year and the denominator of which shall be the sum of the balance of the Participant's Participant Voluntary Contributions Account on the last day of the preceding Plan Year.

         (4) The determination of the excess aggregate contributions shall be made after first complying with Section 4.1.

     (d) Definitions  For purposes of this Section 4.2,
         -----------

         (1) "average contribution percentage" shall mean the average (expressed as a percentage) of the contribution percentages of the Eligible Employees in a group.

         (2) "contribution percentage" shall mean the ratio (expressed as a percentage) of the sum of the Participant Voluntary Contributions on behalf of the Eligible Employee for the Plan Year to the Eligible Employee's compensation for the Plan Year.

         (3) "excess aggregate contributions" shall mean the amount described in
Section 410(m)(6)(B) of the Code.

         (4) "compensation" shall mean W-2 pay including any reductions related to arrangements qualifying under Sections 125 or 401(k) of the Code.

Section 4.3  Combined Section 401(k) and Section 401(m)
             Limitations
- -------------------------------------------------------

     (a) Combined Test  The sum of the actual deferral percentage as determined
         -------------
under Section 4.1 of the group of Eligible Employees who are Highly Compensated Employees and the average contribution percentage as determined under Section
4.2 of such group for the Plan Year shall not exceed the sum of:

         (1) 125% of the greater of (i) the actual deferral percentage as determined under Section 4.1 of the group of Eligible Employees who are non-Highly Compensated Employees for the Plan Year or (ii) the average contribution percentage as determined under Section 4.2 of such group for the Plan Year, and

         (2) Two plus the lesser of clause (i) or (ii) of subparagraph (1) above; provided that in no event shall this amount exceed 200% of the lesser of such clause (i) or (ii).

     (b) Reductions  If the Plan Administrator determines that the test of
         ----------
Section 4.3(a) is not satisfied, he shall require reduction of contributions in accordance with Treas. Reg. (S) 1.401(m)-2(c)(3).

Section 4.4  $7,000 Limit On Salary Reduction
             Contributions
- ---------------------------------------------

     (a) Notwithstanding any other provision of the Plan, no Participant shall be permitted to make Salary Reduction Contributions during any calendar year in excess of the amount of elective deferrals permitted by Section 402(g)(1) of the Code.

     (b) Any Salary Reduction Contributions in excess of such limitation, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to Participants to whose Salary Reduction Accounts such excess was allocated for the preceding calendar year and who claim such excess for such calendar year.

     (c) The Participant's claim for distribution of such excess must (i) be in writing, (ii) be submitted to the Plan Administrator no later than February 15,
(iii) specify the amount of such excess for the preceding calendar year, and
(iv) be accompanied by the Participant's written statement that if such amounts are not distributed, such excess (when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k), or 403(b) of the
Code) would exceed the limit imposed on the Participant by Section 402(g) of the Code for the year in which the contribution occurred.

     (d) Such excess shall be adjusted for income or loss, which shall be determined by multiplying the income or loss allocable to the Participant's Salary Reduction Contributions for the Plan Year by a fraction, the numerator of which is the Salary Reduction Contributions on behalf of the Participant for the preceding Plan Year and the denominator of which is the balance of the Participant's Salary Reduction Account on the last day of the preceding Plan Year.

Section 4.5  Section 415 Limitations
- -----------  -----------------------

     (a) In no event shall the sum of the annual additions to the accounts of a Participant in the defined contribution plans (as defined in Section 414(i) of the Code) maintained by a Participating Employer, including the contributions to a Participant's Accounts (other than his Rollover Account), for any limitation year exceed the lesser of (i) $30,000 (or if greater, one-fourth of the dollar limitation in effect under Section 415(b)(1)(A) of the Code) or (ii) 25% of the Participant's compensation for such year.

     (b) If necessary to limit the annual addition to a Participant's Accounts for a limitation year, the Plan Administrator may reduce or suspend Salary Reduction Contributions, provided that notice of such reduction or suspension be given to the Participant. Such notice need not precede the reduction or suspension. If further necessary to limit the annual addition to a Participant's Accounts for a limitation year, distributions shall be made in the following order to the Participant on whose behalf such contributions were made, to the extent necessary to reduce the annual addition to the prescribed amount:
(i) Participant Voluntary Contributions and interest thereon; (ii) Salary Reduction Contributions and interest thereon; (iii) Employer Contributions.

     (c) In any case where a Participant is also a participant in any defined benefit plan (as defined in Section 414(j) of the Code) maintained by a Participating Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction shall not (subject to the restrictions and exceptions contained in Section 415 of the Code) exceed 1.0 for any limitation year. Reduction of benefits and/or contributions or allocations to the plans, where required, shall be accomplished first by reducing the Participant's benefits under the defined benefit plans and then by reducing the contributions or allocations under the defined contribution plans. If the Participant participates in more than one defined benefit plan or more than one defined contribution plan maintained by a Participating Employer, reductions in each such category of plans shall be made first from the first such plan in which he commenced participation and if further reduction required, then from the second such plan in which he commenced participation, and proceeding in such order until the limitation of this Section 4.5 is no longer exceeded.

     (d) For purposes of this Section 4.5, the following terms shall have the following meanings:

     (1) The term "annual addition" shall mean for each Plan Year the sum of (i) employer contributions, (ii) employee contributions, and (iii) forfeitures, for such Plan Year. For this purpose, employee contributions shall be determined without regard to any rollover contributions (as defined in the Code) and employee contributions to a simplified employee pension plan that are excludable from gross income under the Code. Annual additions for a limitation year shall, however, include Salary Reduction Contributions for such Plan Year that are subsequently distributed to or forfeited by a Participant pursuant to this
Article IV, except to the extent of excess Salary Reduction Contributions and earnings thereon refunded to the Participant by April 15 of the following Plan Year. Annual additions shall also include (i) amounts allocated after March 31, 1984 to an individual medical account (as defined in Section 415(l) of the Code), and (ii) amounts derived from contributions paid or accrued in taxable years ending after December 31, 1985 that are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Section 419A(d)(3) of the Code) under a welfare benefit fund (as defined in
Section 419(e) of the Code) maintained by a Participating Employer.

     (2) The term "compensation" shall mean a Participant's compensation as determined under Section 415(c)(3) of the Code.

     (3) The term "limitation year" shall mean the Plan Year.

     (4) The term "defined benefit plan fraction" shall mean a fraction where the numerator is the projected annual benefit of the participant determined as of the close of the Plan Year and the denominator is the lesser of (i) the maximum dollar limit of Section 415 of the Code for such Plan Year for a defined benefit plan multiplied by 1.25, or (ii) the percentage of compensation limitation of Section 415 of the Code for such Plan Year for a defined benefit plan multiplied by 1.4.

     (5) The term "defined contribution plan fraction" shall mean a fraction where the numerator is the annual addition to the participant's accounts for such Plan Year and the denominator of which is the lesser of (i) the maximum dollar limit of Section 415 of the Code for such Plan Year for a defined contribution plan multiplied by 1.25, or (ii) the percentage of compensation limitation of Section 415 of the Code for such Plan Year for a defined contribution plan multiplied by 1.4.

     (e) For purposes of applying the limitations of this Section 4.5:

     (1) All defined benefit plans (whether or not terminated) of a Participating Employer shall be treated as one plan, and all defined contribution plans (whether or not terminated) of a Participating Employer shall be treated as one plan; and

     (2) The term "Participating Employer" shall include all corporations that are members of the same controlled group of corporations (as defined in Code
Section 414(b) as modified by Code Section 415(h)) as a Participating Employer.

     (f) Notwithstanding any other provisions of this Section 4.5, a Participant's accounts or accrued benefit accrued prior to any amendment of
Section 415 of the Code shall be determined in accordance with the transitional rules provided by such amendment.

                                   ARTICLE V
                              INVESTMENT OF FUNDS
                              -------------------

Section 5.1  Assets To Be Held by Trustee or Insurance
             Company
- ------------------------------------------------------

     All contributions to the Plan shall be paid to (i) one or more Trustees and held and invested by each Trustee pursuant to a Trust Agreement, and/or (ii) one or more Insurance Companies and held and invested by each Insurance Company pursuant to an Insurance Contract.

Section 5.2  Investment of Accounts
- -----------  ----------------------

     (a) Each Participant may elect in a manner approved by the Asset Manager the investment alternatives in which his Accounts shall be invested. There shall be such investment alternatives available as determined by the Committee from time to time, which may at the sole option of the Committee include (i) an investment alternative that is invested to the extent possible in deposits of Americans Savings Bank, F.S.B. and (ii) an investment alternative that is invested to the extent possible in common stock of the Company.

     (b) (1) Each Participant may elect on a form furnished by the Plan Administrator the investment alternatives in which his Accounts are to be invested. If a Participant fails to make such an election, he shall be deemed to have elected to have his Accounts invested in such alternative as the Asset Manager shall designate and communicate to Employees from time to time as the alternative in which Accounts are to be invested in such a case. If a Participant wishes to invest the balance of his Accounts in more than one investment alternative, he shall indicate on the election form the percentage of each Account to be invested in each investment alternative.

          (2) Rules regarding the effectiveness of investment alternative elections and amendments thereto are set forth in Appendix A.

     (c) (1) Common stock of the Company held in the Plan shall be voted by the Trustee at each meeting of the stockholders of the Company as directed by the Participants to whose Accounts such stock is credited. Fractional shares may be combined and voted by the Trustee to the extent possible. In the absence of direction by the Participants, the Trustee shall vote such shares in the same proportion as directed by Participants from whom direction has been received by the Trustee.

     (2) The Company shall cause each Participant to be provided with a notice of each such stockholder meeting and the proxy statement of the Company, together with an appropriate form of proxy for the Participant to indicate his voting instructions.

     (d) A transaction may be made between the Trustee or an Insurance Company and (i) a common or collective trust fund or pooled investment fund maintained by a party in interest (as such term is defined in ERISA) which is a bank or trust company supervised by a state or Federal agency or (ii) a pooled investment fund of an insurance company qualified to do business in a state, if [A] the transaction is a sale or purchase of an interest in such fund, and [B] the bank, trust company, or insurance company receives not more than reasonable compensation.

     (e) The Committee may authorize the retention of an investment manager or managers to manage (including the power to acquire and dispose of) any assets of the Plan, provided that there is an acknowledgment in writing by the investment manager that such investment manager is qualified to so act under the terms of ERISA, and that such investment manager is, by acceptance of such appointment, a Plan fiduciary.

     (f) The assets of each Participating Employer may be commingled with the assets of the other Participating Employers.

     (g) Up to 100% of the assets of the Plan may be invested in (i) deposits in the American Savings Bank, F.S.B., that bear a reasonable interest rate and/or
(ii) "qualifying employer real property" or "qualifying employer securities" (as such terms are defined in ERISA).

Section 5.3  Valuations
- -----------  ----------

     The assets of the Plan and each investment alternative shall be valued on a daily basis. Such valuation shall be based upon the fair market value of such assets. Each Account of each Participant shall be adjusted as of each such valuation date (and before making the allocation of contributions for such valuation period) by increasing or decreasing the net credit balance in such Account by the proportion of the income, profits, and gains (whether realized or unrealized) or losses (whether realized or unrealized) of the investment alternative for such period that the balance of the Participant's Account in such investment alternative as of such date bears to the aggregate balance of the Accounts of all Participants in such investment alternative.

Section 5.4  Common Stock Adjustment Provisions
- -----------  ----------------------------------

     If the outstanding shares of common stock of the Company are decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of common stock or other securities through merger, consolidation, sale of all or substantially all of the property of the Company, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of common stock or other securities, an appropriate and proportionate adjustment may, subject to the requirements of federal securities laws and regulations, be made by the Committee to the maximum number and kind of shares or other securities which are subject to an effective registration statement filed with the Securities Exchange Commission pursuant to the Securities Act of 1933, as amended.

                                   ARTICLE VI
                                   ----------
                           VESTING AND DISTRIBUTIONS
                           -------------------------

Section 6.1  Nonforfeitable Right to Accounts
- -----------  --------------------------------

     (a) Except as to amounts in the HEI Diversified Account attributable to employer contributions for Plan Years beginning January 1, 1993, and any investment earnings thereon, the interest of each Participant in his Accounts shall always be fully vested and nonforfeitable.

     (b) (i) Upon a HEIDI Participant's termination of employment on or after attainment of his Normal Retirement Age or because of his death or Disability, the HEIDI Participant or his Beneficiary, as the case may be, shall be entitled to receive 100% of the adjusted balance of his HEI Diversified Account as of the valuation date preceding distribution thereof.

     (ii) If a HEIDI Participant's employment shall terminate under circumstances other than those set forth in Section 6.1(b)(i), he shall be entitled to receive, as to amounts in the HEI Diversified Account attributable to employer contributions for Plan Years beginning January 1, 1993, and any investment earnings thereon, the following percentage of such amount as of the valuation date preceding distribution thereof:

Years of Vesting Service    Percentage
- ------------------------    ----------
     Less than 2                0%
     2 or more                100%

Section 6.2  Distributions
- -----------  -------------

     (a)  General Rules.
          --------------

     (1) Except for withdrawals permitted by Section 6.3, a Participant's Accounts shall be distributed only upon the Participant's death, permanent disability, retirement, or other termination of employment with the Participating Employers. Except for distribution to a Beneficiary in the case of death, all distributions shall be to the Participant. For these purposes, a Participant shall be regarded as permanently disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of no less than 12 months. A Participant must furnish proof of the existence of permanent disability to the Plan Administrator.

         (2) Subject to Section 6.6, distributions shall be made as soon as practicable after the event that entitled the Participant or, in the case of a Participant's death, his Beneficiary, to such distribution. The Participant's Accounts shall be valued as of the end of the month immediately prior to distribution.

     (b) Form of Distributions to Participants Who Were Participants Prior to
         --------------------------------------------------------------------
January 1, 1989.  The provisions of this Section 6.2(b) shall apply only if a
- ---------------
Participant was a Participant in the Plan prior to January 1, 1989.

         (1) Unless a Participant otherwise elects in accordance with the provisions contained in this Section 6.2(b), a Participant's Accounts shall be applied to the purchase of a (i) "qualified joint and survivor annuity" (as defined in Section 6.2(b)(6)) if the Participant is married on the first day of the first period for which a retirement income payment is received or (ii) single life annuity for any other Participant, and such form of annuity distributed to the Participant.

         (2) A Participant (or the Participant's beneficiary if the Participant is deceased) may at any time within the 90-day period prior to the annuity starting date make a written election to convert the form of distribution of his Accounts into one of the optional benefits described in this Section 6.2(b).

         (3) (i) The Plan Administrator must furnish to the Participant a written notification in nontechnical terms of the availability of the election not to take the qualified joint and survivor annuity within a reasonable amount of time before the annuity starting date. This notification shall also inform the Participant of the availability of the information specified in the following paragraph (3)(ii).

             (ii) The Plan Administrator must furnish to the Participant a written explanation in nontechnical language of the terms and conditions of the qualified joint and survivor annuity; his right to make, and the effect of, an election to waive such annuity; the rights of his spouse under Section 6.2(b)(2); and the right to make, and the effect of, a revocation of an election under Section 6.2(b)(2). This explanation must be furnished within a reasonable amount of time from the date of the Participant's request after his receipt of the notification required by Section 6.2(b)(3)(i).

During such period any election may be revoked in writing and another election made during such period. However, if a vested Participant is to receive a qualified joint and survivor annuity, he (i) may elect not to take such an annuity only with the consent of his spouse and (ii) may revoke an election not to take such an annuity or elect to take such an election at any time and any number of times within such period.

     (4) The "annuity starting date" means (i) the first day of the first period for which an amount is payable as an annuity, or (ii) if a benefit is not payable in the form of an annuity, the first day on which all events have occurred that entitle the Participant to such benefit.

     (5) In lieu of the normal form of retirement income, a Participant may elect one of the following forms:

     (i) The purchase of a single life annuity in the case of a Participant electing not to receive a qualified joint and survivor annuity.

     (ii) A lump sum distribution of the value of his Accounts as of the valuation date preceding distribution. In such a case distributions from the investment alternative invested to the extent possible in common stock of the Company shall be in the form of shares of common stock except that (A) cash shall be distributed in lieu of any fractional shares and for the Participant's allocable portion of such alternative not yet invested in such shares, (B) distributions shall be solely in the form of cash for Participants whose Accounts contain ten shares or less of Common Stock, and (C) Participants whose Accounts contain more than ten shares of Common Stock may elect in writing to receive distributions solely in the form of cash. Distributions from any other investment alternative shall be made in cash or, if permitted by the investment alternative, in kind. Notwithstanding any other provision to the contrary, any Participant eligible to receive a distribution which would qualify as an "eligible rollover distribution" under Section 401(a)(31)(C) of the Code may elect to have such distribution paid directly to an "eligible retirement plan" as defined in Section 401(a)(31)(D) of the Code and, upon the Participant's specification of the eligible retirement plan to which such distribution is to be paid, such distribution shall be made in the form of a direct trustee-to-trustee transfer to the eligible retirement plan so specified.

         (6) For purposes of this Section 6.2(b), "qualified joint and survivor annuity" shall mean an annuity (i) for the life of the Participant with a survivor annuity for the life of the spouse of the Participant to whom he/she is married at the time the distribution of his/her Accounts commences that is one-half of the amount of the annuity payable during the joint lives of the Participant and the Participant's spouse, and (ii) that is the actuarial equivalent of a single life annuity for the life of the Participant.

     (c) Qualified Preretirement Survivor Annuity Participants Who Were
         --------------------------------------------------------------
Participants Prior to January 1, 1989.  The provisions of this Section 6.2(c)
- --------------------------------------
shall apply only if a Participant was a Participant in the Plan prior to January 1, 1989.

         (1) If a Participant who has a vested interest in all or a portion of his Accounts dies prior to commencement of distribution of his Accounts, his surviving spouse shall (except as provided below) receive a "qualified preretirement survivor annuity" as defined in Section 6.2(c)(4).

         (2) A Participant may elect at any time to waive the qualified preretirement survivor annuity (and thereby have a lump sum distribution of his vested Accounts paid to his Beneficiary) or revoke such waiver.

Such waiver shall not take effect unless the Participant's spouse consents in writing to the waiver of the qualified preretirement survivor annuity, acknowledges the effect of such waiver, and such waiver is witnessed by an authorized representative of the Plan or a notary public. Such a written waiver shall not be required if it is established to the satisfaction of the authorized representative of the Plan that the consent of the spouse may not be obtained because there is no spouse, the spouse cannot be located, or such other circumstances as Treasury regulations may prescribe.

         (3) The Plan shall provide each Participant on the later of his date of hire or his attainment of age 32 a written explanation the terms and conditions of the qualified preretirement survivor annuity; his right to make, and the effect of, an election to waive the qualified preretirement survivor annuity; the rights of his spouse under Section 6.2(c)(2); and the right to make, and the effect of, a revocation of such an election.

         (4) For purposes of this Section 6.2(c), "qualified preretirement survivor annuity" shall mean an annuity for the life of the surviving spouse that is purchased by the balance of the Participant's vested Accounts as of the valuation date preceding such purchase.

     (d) Distributions to Participants Who Became Participants on or After
         -----------------------------------------------------------------
January 1, 1989.  The provisions of this Section 6.2(d) shall apply if a
- ----------------
Participant became a Participant in the Plan on or after January 1, 1989. Distributions from the investment alternative invested to the extent possible in common stock of the Company shall be in the form of shares of common stock except that (i) cash shall be distributed in lieu of any fractional shares and for the Participant's allocable portion of such alternative not yet invested in such shares, (ii) distributions shall be solely in the form of cash for Participants whose Accounts contain ten shares or less of Common Stock, and
(iii) Participants whose Accounts contain more than ten shares of Common Stock may elect in writing to receive distributions solely in the form of cash. Distributions from any other investment alternative shall be made in cash or, if permitted by the investment alternative, in kind. Notwithstanding any other provision to the contrary, any Participant eligible to receive a distribution which would qualify as an "eligible rollover distribution" under Section 401(a)(31)(C) of the Code may elect to have such distribution paid directly to an "eligible retirement plan" as defined in Section 401(a)(31)(D) of the Code and, upon the Participant's specification of the eligible retirement plan to which such distribution is to be paid, such distribution shall be made in the form of a direct trustee-to-trustee transfer to the eligible retirement plan so specified.

     (e) Distributions to Special Participants Relating to Separate Accounts
         -------------------------------------------------------------------
From Merged Plans.  Unless otherwise provided in the Plan, to the extent that
- ------------------
the distribution provisions of a Merged Plan (as such term is defined under the definition of "Accounts" under Section 1.1) differ from the provisions in this
Section 6.2, the distribution provisions of such Merged Plan shall continue to govern the distribution of the assets transferred to the Plan from such Merged Plan, and the earnings thereon. The assets transferred to the Plan from the American Savings Bank Profit Sharing and TaxFavored Retirement Savings Plan, the

Hawaiian Tug & Barge Corp. Supplemental Retirement Plan, the Hawaiian Electric Industries Stock Ownership Plan, the First Nationwide Employees' Investment Plan and the HEI Diversified Defined Contribution Pension Plan upon their merger or transfer of assets and liabilities into the Plan shall be governed by Appendices C, D, E, F, and G respectively, which are incorporated into the Plan by reference.

Section 6.3  Withdrawals
- -----------  -----------

     (a) Withdrawals from Participant Voluntary Contributions Account  A
         ------------------------------------------------------------
Participant may at any time request (on a form provided by the Plan Administrator) a withdrawal of all or any portion of his Participant Voluntary Contributions Account. Unless the Committee has good cause for denying such request, a distribution shall be made as soon as practicable following the Plan Administrator's receipt of a withdrawal request. Only one such withdrawal shall be permitted each Plan Year. In distributing such amounts, distributions shall be made first from Participant Voluntary Contributions made prior to 1986.

     (b) Withdrawals from Salary Reduction Account
         -----------------------------------------

     (1) Subject to the conditions set forth in this Section 6.3(b), the requirements of Section 6.3(c), and the requirements of Section 401(k) of the Code, a Participant may upon the showing to the Committee of an immediate and heavy financial need or disability request a withdrawal from his Salary Reduction Account. However, no such withdrawal shall be made from any income allocable to Salary Reduction Contributions for income earned after January 1, 1989.

     (2) Any such withdrawal request shall be made on a form made available by the Plan Administrator and shall set forth the amount requested to be withdrawn. If approved by any two members of the Committee, the Participant's request shall be carried out as soon as practicable after the valuation date next following such approval and shall be based upon the adjusted balance of the Salary Reduction Account at such valuation date. Only one such request shall be accepted in any one Plan Year.

     (3) For purposes of this Section 6.3(b), the existence of "an immediate and heavy financial need" and "disability" shall be determined by the Committee members on the basis of all relevant facts and circumstances. A Participant shall automatically be deemed to have an immediate and heavy financial need in connection with:

     (i) Payment of the funeral expenses of a Family Member.

     (ii) Payment of medical expenses described in Section 213(d) of the Code incurred by the Participant, his spouse, or his dependents (as defined in Section 152 of the Code).

     (iii) The purchase (excluding mortgage payments) of a principal residence for the Participant.

     (iv) Payment of tuition for the next 12 months of post-secondary education for the Participant, his spouse, children or dependents (as defined in Section 152 of the Code).

     (v) Payments to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

     (4) The amount of a withdrawal may not exceed the amount required to relieve the immediate and heavy financial need after taking into consideration the amount of such need that may be satisfied from other resources reasonably available to the Participant. In connection with determining the amount of such need that may be satisfied from other resources reasonably available to the Participant, the Committee members may rely on the Participant's written representation that the need cannot be relieved:

     (i) Through reimbursement or compensation by insurance or otherwise,

     (ii) By reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need,

     (iii) By cessation of Salary Reduction Contributions under the Plan, or

     (iv) Through other distributions or nontaxable loans from the Plan or other plans maintained by a Participating Employer or any other employer of the Participant or by borrowing from commercial sources on reasonable commercial terms.

     (c) Spouse Consent  A Participant must obtain the consent of his spouse, if
         --------------
any, within the 90-day period before the time any portion of his Accounts is withdrawn under this Section 6.3. A new consent must be obtained for each such withdrawal. Such consent must be in a written instrument (i) in which the spouse acknowledges the effect of such consent and (ii) witnessed by an authorized representative of the Plan or a notary public. Such consent shall not be required if it is established to the satisfaction of the authorized representative of the Plan that such consent may not be obtained because there is no spouse, the spouse cannot be located, or such other circumstances as Treasury Regulations may prescribe.

Section 6.4  Loans to Participants
- ----------------------------------

     (a)  Amount of Loans.
          ----------------

     (1) A Participant may obtain a cash loan from the Plan. For loans granted or renewed after October 18, 1989, the minimum amount of any such loan shall be $1,000. To apply for such a loan a Participant must file a prescribed loan request form with the Plan Administrator. The maximum amount of the loan is subject to the limitations set forth in subparagraph (2) below.

     (2) At no time shall the aggregate balance of all loans that a Participant has outstanding under the Plan or under any other qualified plan maintained by a Participating Employer exceed the lesser of the following:

     (i) $50,000, reduced by the excess (if any) of -- (I) the Participant's highest outstanding balance of loans from the Plan during the one (1) year period ending on the day before the date on which such loan was made, over (II) the Participant's outstanding balance of loans from the Plan on the date on which such loan was made; or

     (ii) 50% of the vested portion of the Participant's Accounts.

No loan shall be granted if it would cause either of the foregoing limitations to be exceeded. For purposes of this provision, any renegotiation, extension, renewal or revision of an existing loan is treated as a new loan on the date of such renegotiation, extension, renewal or revision.

     (b)  Number of Loans Outstanding.
          ----------------------------

     (1) Except as set forth in (b)(2) below, at no time shall a Participant have more than one (1) loan outstanding under the Plan.

     (2) In the case of a Participant's financial hardship meeting the criteria set forth for a withdrawal pursuant to section 6.3(b), a Participant may apply for a loan although the Participant already has one (1) loan outstanding from the Plan; provided, however, that such a loan application shall be subject to approval of two members of the Committee. The Committee members, in their sole discretion, may withhold their consent to any such loan request under this
Section 6.4(b)(2), or may consent only to the borrowing of a part of the amount requested by the Participant. The Committee members shall act upon requests for such loans in a uniform and nondiscriminatory manner consistent with the requirements of the Code and applicable regulations (taking into account only those factors which would be considered in a normal business setting by a commercial lender).

     (c) Participants Eligible for Loans.  For purposes of this Section 6.4,
         --------------------------------
Participants eligible to receive loans shall include inactive terminated employees who (1) still have an Account balance under the Plan and (2) are classified as "parties in interest" under Section 3(14) of ERISA (such individuals being hereinafter referred to as "Eligible Former Participants"), provided, however, that the granting of loans to Eligible Former Participants not result in disqualification of or other sanction to the Plan under the Code or other applicable law.

     (d) Terms of Loans.  A loan to a Participant shall be made on such terms
         ---------------
and conditions as the Asset Manager may determine, provided that the loan shall:

     (1) Be evidenced by a promissory note signed by the Participant and secured by his Accounts;

     (2) Bear interest on unpaid principal at the then current money market account rate at American Savings Bank, plus two percent (2%).

     (3) Be subject to a substantially level amortization schedule and repayment on at least a monthly basis.

     (4) Provide for loan payments to be withheld through periodic payroll deductions from the Participant's compensation from a Participating Employer; and

     (5) Provide for repayment in full on or before the earlier of (i) except for Eligible Former Participants not receiving lump-sum distributions of their Accounts upon severance, the date when the Participant severs from all employment with the Participating Employers, or (ii) the date five years after the loan is made, provided that such date may be 15 years after the loan is made if the loan is used to acquire or construct a dwelling that within a reasonable period of time is to be used as the Participant's principal residence.

     (e) Source of Loans.  The Accounts which may be subject to loans by
         ----------------
Participants are the Salary Reduction Account, Participant Voluntary Account, Rollover Account, and Employer-ASB Account.

     (f) Disbursement of Loans.  A loan, if approved, shall be disbursed as soon
         ----------------------
as reasonably practicable after the date on which the loan is approved.

     (g) Spouse Consent.  A Participant must obtain the consent of his spouse,
         ---------------
if any, within the 90-day period before the time the Participant's Accounts are used as security for a loan under this Section 6.4. A new consent shall be required if the Accounts are used for any increase in the amount of security. A consent under this Section 6.4 shall comply with the requirements of Section 6.3(c), but shall be deemed to meet any requirements contained in such section relating to the consent of any subsequent spouse.

     (h) Investment Gain or Loss.  Upon the making of such a loan, the Asset
         ------------------------
Manager shall cause a separate investment account to be established in the name and for the sole benefit of the Participant. Such loan shall be regarded as an investment asset of such account and all gain, loss, or expenses of such loan shall be attributed solely to this separate account. This separate account shall not share in the gains or losses of any other investment alternative of the Plan, nor shall any other investment alternative of the Plan share in the gains, losses, or expenses of this separate account.

     (i) Default.  Plan loans will be considered to be in default when any
         --------
required payment is not made within ninety (90) days of its due date. The Committee will enforce the security interest for the loan by retaining, upon the first distributable event applicable to the Participant, up to 100% of the portion of the Participant's vested Accounts which were originally given as security on the loan, or such portion thereof sufficient to cover the Participant's defaulted principal and interest payments, and any additional interest accruing thereon.

Section 6.5  Valuation Dates for Withdrawals and Loans
- -----------  -----------------------------------------

     For purposes of Sections 6.3 and 6.4, the value of a Participant's Accounts shall be determined as of the valuation date preceding the date of the withdrawal or loan.

Section 6.6  Special Distribution Rules
- -----------  --------------------------

     (a) Notwithstanding any other provisions of the Plan, unless a Participant requests pursuant to this Section 6.6(a), the distribution of a Participant's Accounts must begin not later than the 60th day after the latest of the close of the Plan Year in which (i) the Participant attains age 65, (ii) occurs the fifth anniversary of the year in which the Participant commenced participation in the Plan, or (iii) the Participant terminates his service with the Participating Employers. A Participant may request that distribution of his Accounts commence at a date later than the latest date provided under the prior sentence. This request must be made by submitting to the Plan Administrator a written statement, signed by the Participant, that describes the distribution and the date on which the Participant requests payment to commence. The Plan Administrator shall not grant this request if such request would not comply with the requirements of regulations under Section 401(a)(9) of the Code, including Treas. Reg. (S) 1.401(a)(9)-2.

     (b) (1) If a form of distribution commenced prior to the Participant's death, the portion, if any, of his Accounts remaining at his death must be distributed to his Beneficiary at least as rapidly as under such form.

     (2) If distribution of the Participant's Accounts had not commenced at his date of death, such Accounts must be distributed within five years of such date, unless such accounts are paid over the life of the Participant's (i) designated Beneficiary and such payment commences no later than one year after the Participant's death or (ii) surviving spouse and such payment commences no later than the date the Participant would have attained age 70-1/2.

     (3) Notwithstanding any other provision of the Plan, a Participant's vested Accounts must be distributed (or commence to be distributed over his life expectancy or the joint life expectancies of the Participant and his Beneficiary) no later than April 1 of the calendar year following the calendar year in which he attains age 70-1/2. The amount of the minimum which must be distributed in each calendar year shall be determined by dividing the Participant's vested Accounts by the applicable life expectancy. Any Participant who has attained age 70-1/2 may elect to have distributed to him in any Plan Year an amount greater than the minimum required distribution.

     (4) If the present value of the Member's Participant's vested Accounts does not exceed $3,500, such vested Accounts shall be distributed as soon as practicable following the event that entitled the Member to a distribution thereof. If the present value of the Participant's vested Accounts exceeds $3,500, written consent of the Participant (and his spouse, if required) must be obtained not more than 90 days before the commencement of the distribution of any part of the Participant's Accounts. If a Participant's vested Accounts are so distributable to him and he fails to consent to an immediate distribution, such failure shall be regarded as an election to defer distribution to the later of age 62 or Normal Retirement Age.

                                  ARTICLE VII
                                 ADMINISTRATION

Section 7.1  The Committee To Be Named Fiduciary
- -----------  -----------------------------------

     (a) The Committee shall be the "Named Fiduciary" (within the meaning of ERISA) of the Plan with all responsibility for the operation and administration of the Plan. The Committee shall have the power to delegate specific fiduciary responsibilities of the Participating Companies (other than those of the Trustee or Insurance Company with respect to control of the assets of the Plan) to any person or group of persons, and such person or group may serve in more than one such delegated capacity. Such delegations must be accepted in writing and may be to employees of the Participating Companies or Associated Companies or to other individuals, all of whom shall serve at the pleasure of the Committee, and if full-time employees of the Participating Companies or Associated Companies, without Compensation. Any such person may resign by delivering a written resignation to the Committee.

     (b) The Committee shall supervise and review the activities of the Asset Manager and the Plan Administrator.

Section 7.2  Asset Manager
- -----------  -------------

     (a) The Asset Manager shall be the person named from time to time by the Board of Directors of the Company and shall be the fiduciary in charge of the financial affairs of the Plan. The Asset Manager shall manage the assets in accordance with the terms of the Plan and shall have all powers necessary to carry out her duties. If at any time there shall be no Asset Manager or if the Asset Manager shall be unable to perform her duties, the Committee shall designate a person to serve as Asset Manager until the Board of Directors of the Company appoints a successor.

     (b) The Asset Manager shall have the following specific duties and responsibilities in addition to any other duties specified in the Plan or by applicable law.

     (1) The Asset Manager shall have responsibility for legal, actuarial, and accounting services provided to the Plan; may authorize an agent, to act on her behalf; and may contract for legal, actuarial, medical, accounting, clerical, and other services to carry out her duties and to discharge her responsibilities.

     (2) The Asset Manager shall adopt from time to time actuarial tables and actuarial methods for use in all actuarial calculations, if any, required in connection with the determination of the funding status of the Plan. As an aid to the Asset Manager in connection therewith, the actuary consultant designated by the Asset Manager shall, if any, make annual actuarial valuations of the contingent assets and liabilities of the Plan, and shall certify to the Asset Manager the tables, actuarial methods, rates of contribution, and other pertinent data and information that such actuary would recommend for use by the Asset Manager.

     (3) The Asset Manager shall adopt a funding policy and method for the Plan that is consistent with the needs of the Plan and the requirements of ERISA.

     (4) The Asset Manager shall be responsible for the maintenance of all financial records of the Plan.

     (5) The Asset Manager shall be responsible for the maintenance of all financial records of the Plan.

     (6) The Asset Manager shall be the Plan's agent for service of any notice of process authorized by law.

Section 7.3  Plan Administrator
- -----------  ------------------

     (a) The Plan Administrator shall be the person named from time to time by the Board of Directors of the Company and shall be the fiduciary in charge of administration of the Plan. The Plan Administrator shall administer the Plan in accordance with its terms, and shall have all powers necessary to carry out his duties. If at any time there shall be no Plan Administrator or if the Plan Administrator shall be unable to perform his duties, the Committee shall designate a person to serve as Plan Administrator until the Board of Directors of the Company appoints a successor.

     (b) The Plan Administrator shall have the following specific duties and responsibilities in addition to any other duties specified in the Plan or by applicable law.

     (1) Subject to the limitations contained in this Plan, the Plan Administrator shall adopt rules for the administration of the Plan as he considers desirable, provided such rules do not conflict with the Plan.

     (2) The Plan Administrator may authorize an agent, to act on his behalf, and may contract for legal, actuarial, medical, accounting, clerical, and other services to carry out the Plan and to discharge his responsibilities.

     (3) Except as otherwise expressly provided herein, the Plan Administrator may interpret and construe the Plan, or reconcile inconsistencies to the extent necessary to effectuate the Plan, and such action shall be binding upon all persons.

     (4) The Plan Administrator shall adopt from time to time actuarial tables and actuarial methods for use in all actuarial calculations, if any, required in connection with the determination of benefit payments under the Plan. As an aid to the Plan Administrator in connection therewith, the actuary consultant designated by the Asset Manager shall, if needed, certify to the Plan Administrator the tables, actuarial methods, rates of contribution, and other pertinent data and information that such actuary would recommend for use by the Plan Administrator.

     (5) The Plan Administrator shall be responsible for the maintenance of all employee, Participant, and beneficiary records for the Plan. The Plan Administrator shall also be responsible for the maintenance of records, appropriate notifications, and filings in connection with the interest of all Participants or their spouses or Contingent Annuitants.

     (6) The Plan Administrator shall be responsible for the filing and disclosure of the annual report on Form 5500, summary plan description, summary of material modifications, summary annual report, and other disclosure information regarding the provisions of the Plan or rights thereunder that must be provided to Participants and their beneficiaries under the Plan.

Section 7.4  Expenses
- -----------  --------

     To the extent any expenses of the Plan are not paid by Participants or paid out of the assets of the Plan, the Participating Companies shall pay all expenses of administering the Plan. Such expenses shall include any expenses incurred by a Participating Company, the Committee, the Asset Manager, or the Plan Administrator, including, but not limited to, the payment of professional fees of consultants. Commencing March 31, 1994 Participants shall be assessed a portion of Plan recordkeeping fees, including fees for plan loans, set-up fees and annual maintenance fees.

                                  ARTICLE VIII
                                   FIDUCIARY
                                   ---------


Section 8.1  Fiduciary Responsibilities
- -----------  --------------------------

     (a) The duties of each fiduciary (as defined in ERISA) with respect to the Plan shall be discharged solely in the interests of Participants and Beneficiaries and for the exclusive purpose of providing benefits to Participants and Beneficiaries and defraying reasonable expenses of administering this Plan. Each fiduciary shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character with like aims. Each fiduciary shall act in accordance with Plan documents to the extent they are consistent with such person's responsibilities as a fiduciary.

     (b) Each fiduciary of the Plan shall use ordinary care and reasonable diligence in the exercise of the powers and the performance of duties as a fiduciary hereunder, but (with the sole exception of such liability, if any, as may be imposed by ERISA) a fiduciary shall not be liable for any mistake of judgment or other actions taken in good faith, or for any loss, if actions were done in good faith and in a manner the fiduciary reasonably believed to be in or not opposed to the best interests of the Plan. A fiduciary shall not be personally liable by virtue of any contract, agreement, bond, or other instrument made or executed by himself or any other fiduciary.

Section 8.2  Bonding, Indemnification, Insurance
- -----------  -----------------------------------

     (a) The Participating Employers shall arrange to have the appropriate persons bonded in accordance with the provisions of ERISA or the regulations thereunder.

     (b) The Participating Employers shall indemnify and save harmless and/or insure each fiduciary who is an employee or a director of a Participating Employer, and may indemnify and/or insure those to whom the Company has delegated its fiduciary duties, against any and all claims, loss, damages, expense, and liability arising from their responsibilities in connection with this Plan, if the fiduciary acted in good faith and in a manner the fiduciary reasonably believed to be in or not opposed to the best interests of the Plan.

                                   ARTICLE IX
                                CLAIMS PROCEDURE
                                ----------------

     The procedure for claiming benefits under the Plan shall be as follows:

     (a) The Plan Administrator shall determine the benefits due hereunder to a Participant or Beneficiary, but a person may file a claim for benefits by written notice to the Plan Administrator.

     (b) If a claim is denied in whole or in part, the Plan Administrator shall give the claimant written notice of such denial within 30 days of the filing of the claim. Such notice shall (i) specify the reason or reasons for denial, (ii) refer to the pertinent Plan provisions on which the denial is based, (iii) describe any additional material or information necessary to perfect the claim and explain the need therefor, and (iv) explain the review procedure described in subparagraph (c) hereof.

     (c) The claimant may then appeal the denial of the claim by filing written notice of such appeal with the Committee within 90 days after receipt of the notice of denial. The claimant or any authorized representative may, before or after filing notice of appeal, review any documents pertinent to the claim and submit issues and comments in writing. The Committee shall render a decision on such appeal within 30 days after receipt of the appeal (unless a longer period is requested by the claimant), and shall forthwith give written notice of such decision.

                                   ARTICLE X
                       AMENDMENT, TERMINATION, AND MERGER
                       ----------------------------------

Section 10.1  Amendment
- ------------  ---------

     (a) (1) Subject to the provisions hereinafter set forth, the Company reserves the right to amend the Plan at any time, and (to the extent permitted by ERISA and the Code) give any such amendment retroactive effect. No amendment shall, however, have the effect of revesting in any of the Participating Employers any part of the assets of the Plan, of diverting any part of the assets of the Plan for purposes other than for the exclusive benefit of the Participants and Beneficiaries, or of reducing the vesting percentage of any Participant. No amendment to the Plan shall substantially increase the duties or responsibilities of a Trustee or an Insurance Company without its consent.

     (2) The Committee may approve any technical amendments to the Plan (i) necessary to comply with federal law and regulations thereunder or (ii) that do not have a substantial impact on the cost or terms of the Plan. All other amendments must be approved by the Board of Directors of the Company.

     (b) If the vesting schedule of the Plan is amended in way that directly or indirectly affects the computation of a Participant's vested percentage or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule under Appendix B, each Participant with at least five years of Vesting Service may elect within a reasonable period after such amendment to have his vested percentage computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of (i) 60 days after the amendment is adopted, (ii) 60 days after the amendment becomes effective, or (iii) 60 days after the Participant is issued written notice of the amendment by the Plan Administrator.

Section 10.2  Termination or Discontinuance
- ------------  -----------------------------

     The Plan is adopted with the expectation that it shall be continued indefinitely, but the continuation of the Plan is not assumed as a contractual obligation by any Participating Employer. Each Participating Employer reserves the right to terminate the Plan with respect to its own participation, or to discontinue contributions to the Plan with respect to its own participation at any time. If the Plan is terminated (in full or in part) or if contributions to the Plan are discontinued as to any of the Participating Employers, then the interest of each affected Participant shall remain fully vested. Upon the termination of the Plan by any Participating Employer, the assets of the Plan which are attributable to such Participating Employer's participation shall be distributed in accordance with Section 6.2(c). In the event of a discontinuance of contributions by any Participating Employer, without a termination of the Plan, the assets of the Plan that are attributable to such Participating Employer's participation shall continue to be so held and administered in accordance with the applicable provisions hereof and of the Trust Agreements or Insurance Contracts; however, no person employed by such Participating Employer who was not a Participant immediately prior to such discontinuance of contributions shall become a Participant until contributions to the Plan are continued by such Participating Employer.

Section 10.3  Merger
- ------------  ------

     The Plan and its assets shall not be merged or consolidated with, nor shall any assets or liabilities be transferred to, any other plan, unless each Participant would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit such persons would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan then terminated).

                                   ARTICLE XI
                                 MISCELLANEOUS
                                 -------------

Section 11.1  Right to Employment or Benefits
- ------------  -------------------------------

     (a) Nothing contained in the Plan shall be deemed to give any Participant a right to remain in the employ of the Participating Employers.

     (b) Nothing contained in the Plan shall be deemed to give any Participant or Beneficiary any right or claim to benefits except as expressly provided in the Plan.

Section 11.2  Inalienability
- ------------  --------------

     Except as provided in Section 6.4, no Participant or any person having or claiming to have any interest of any kind or character in or under the Plan shall have any right to sell, assign, transfer, convey, hypothecate, anticipate, or otherwise dispose of such interest, and such interest shall not be subject to any liabilities or obligations of, or any bankruptcy proceedings, claims of creditors, attachment, garnishment, execution, levy, or other legal process against such person or person's property. However, the prior sentence shall not apply to the creation, assignment, or recognition of any benefit payable with respect to a Participant pursuant to a "qualified domestic relations order" as defined in Section 414(p) of the Code.

Section 11.3  Facility of Payment
- ------------  -------------------

     If any Participant or Beneficiary eligible to receive benefits under this Plan is, in the opinion of the Plan Administrator, legally, physically, or mentally incapable of personally receiving and receipting for any payment under the Plan, the Plan Administrator may direct payments to such other person, persons, or institutions who, in the opinion of the Plan Administrator, are then maintaining or having custody of such payee, until claims are made by a duly appointed guardian or other legal representative of such payee. Such payments shall constitute a full discharge of the liability of the Plan to the extent thereof.

Section 11.4  Changes to Plan Necessary to Qualify Under
              ERISA and the Code
- --------------------------------------------------------

     Notwithstanding anything herein to the contrary, the company may make any modifications or amendments of the Plan which it deems necessary or appropriate in order to enable the Plan to qualify under ERISA and the Code.

Section 11.5  Construction of Plan
- ------------  --------------------

     (a) The headings of articles and sections are included herein solely for convenience of reference, and if there is any conflict between such headings and the text of the Plan, the text shall be controlling.

     (b) To the extent not preempted by ERISA, the Plan shall be governed, construed, administered, and regulated according to the laws of the State of Hawaii.

Section 11.6  Top-Heavy Rules
- ------------  ---------------

     If the Plan is or becomes subject to the topheavy rules of Section 416 of the Code, the provisions of Appendix B shall apply.

     TO RECORD the adoption of this amended and restated form of the Plan, the Committee, on behalf of the Participating Employers, has caused this document to be executed this 30th day of August, 1995.


                           HAWAIIAN ELECTRIC INDUSTRIES, INC.
                           PENSION INVESTMENT COMMITTEE



                           By /s/ Peter C. Lewis
                             -------------------------------
                              Its Plan Administrator



                           By /s/ Constance H. Lau
                             -------------------------------
                             Its Asset Manager and Secretary

                                   APPENDIX A
                                 ELECTION RULES
                                 --------------


Section 1.  Forms
- ----------  -----

     All consents, elections, applications, designations, etc. required or permitted under the Plan must be made on forms prescribed and furnished by the Plan Administrator, or in accordance with procedures established by the Plan Administrator, and shall be recognized only if properly completed, executed, and returned to the Plan Administrator.

Section 2.  Amendments to or Revocations of Elections
- ----------  -----------------------------------------

     (a) A Participant's salary reduction agreement and investment elections shall remain in effect until amended or revoked as provided in this Appendix A.

     (b) (1) A salary reduction agreement may be amended or revoked at any time by completing the Contribution Election Form. Amendments or revocations shall become effective as soon as practicable following receipt thereof by the Plan Administrator.

          (2) Pursuant to such an amendment a Participant may increase or decrease the rate of salary reduction (and Salary Reduction Contributions).

          (3) Such a revocation shall cause the discontinuation of salary reduction (and Salary Reduction Contributions).

     (c) A Participant may (at such times as may be permitted by the Plan Administrator and subject to such limitations and procedures as may be established by the Plan Administrator) (i) revise the portions of future contributions to the Plan to be invested in the investment alternatives or (ii) transfer all or a portion of his Accounts invested in one or more of the investment alternatives to one or more other investment alternatives.

Section 3.  Miscellaneous.
- ----------  --------------

     Except as otherwise specifically defined in this Appendix A, all terms used in this Appendix A shall have the same meanings as set forth in Article I of the Plan.

                                   APPENDIX B
                                TOP-HEAVY RULES
                                ---------------


Section 1.  Determination of Top-Heavy Status
- ----------  ---------------------------------

     For purposes of this Appendix B, the following terms shall have the meanings set forth below:

     (a) Key Employee: Any Employee or former Employee (and the beneficiaries of such Employee) who at any time during the determination period was:

     (i) An officer of a Participating Employer having annual compensation greater than 50% of the dollar limit specified in section 415(b)(1)(A) of the Code for any such year; provided however, no more than the lesser of [x] 50 Employees or [y] the greater of three Employees or 10% of all Employees shall be regarded as officers,

     (ii) One of the ten Employees having annual compensation from a Participating Employer of more than the dollar limit specified in Section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of Section 318 of the Code) the largest interests in the Participating Employer; provided that if two or more Employees own an equal interest, the Employee having the greater annual compensation shall be regarded as having the larger interest,

     (iii) A 5% owner of the Participating Employer, or

     (iv) A 1% owner of the Participating Employer who has an annual compensation of more than $150,000.

The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years. The determination of who is a Key Employee shall be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder, and "compensation" shall have the meaning set forth in Section 414(q)(7) of the Code.

     A "non-Key Employee" is any Employee who is not a Key Employee.

     (b) Top-heavy plan: The Plan shall be top-heavy if any of the following conditions exists:

     (1) If the Top-Heavy Ratio for the Plan exceeds 60% and the Plan is not part of any required aggregation group or permissive aggregation group of plans.

     (2) If the Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the Top-Heavy Ratio for the group of plans exceeds 60%.

     (3) If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the Top-Heavy Ratio for the permissive aggregation group exceeds 60%.

     (4) For purposes of determining whether the Plan is a top-heavy plan, the accrued benefit of an individual who has not received any compensation from a Participating Employer at any time during the five-year period ending on the determination date shall be disregarded.

     (c)  Top-Heavy Ratio:

     (1) If a Participating Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Participating Employer has not maintained any defined benefit plan that during the five-year period ending on the Determination Date has or had accrued benefits, the Top-Heavy Ratio for the Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date (including any part of any account balance distributed in the five-year period ending on the Determination Date) and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five-year period ending on the Determination Date) of all Participants as of the Determination Date, both computed in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio shall be adjusted to reflect any contribution that is due but unpaid as of the Determination Date and is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

     (2) If a Participating Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Participating Employer maintains or has maintained one or more defined benefit plans that during the five-year period ending on the Determination Date has or had accrued benefits, the Top-Heavy Ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date and the denominator of which is the sum of account balances under the aggregated defined contribution plans for all Participants and the present value of accrued benefits under the defined benefit plans for all participants as of the Determination Date, all as determined in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio shall be adjusted for any distribution of an account balance or an accrued benefit made in the five-year period ending on the Determination Date and any contribution due but unpaid as of the Determination Date.

     (3) For purposes of subparagraphs (1) and (2) above, the value of account balances and the present value of accrued benefits shall be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (i) who is not a Key Employee but who was a Key Employee in a prior year or (ii) who has not been credited with at least one Hour of Service with any employer maintaining the Plan at any time during the five-year period ending on the Determination Date shall be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account shall be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible employee contributions shall not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits shall be calculated with reference to the Determination Dates that fall within the same calendar year.

     (d) Permissive aggregation group: The required aggregation group of plans plus any other plan or plans of the Participating Employer that, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

     (e) Required aggregation group: (i) Each qualified plan of the Participating Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (ii) any other qualified plan of the Participating Employer that enables a plan described in (i) to meet the requirements of Sections 401(a)(4) and 410 of the Code. For this purpose, "Participating Employer" shall include all employers aggregated under Section 414(b), (c), or
(m) with a Participating Employer.

     (f) Determination Date: For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year, the last day of that year.

     (g) Valuation Date: The Determination Date as of which account balances or accrued benefits are valued for purposes of calculating the Top-Heavy Ratio.

     (h) Present Value: Present value shall be based only on an 6.5% interest and mortality rates specified in the UP-1984 Table with ages set back two years for Participants and seven years for beneficiaries; provided that the present value of the accrued benefit of a non-Key Employee shall be determined under the method used for accrual purposes for all defined benefit plans of the Participating Employers, or if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual permitted under Section 411(b)(1)(C) of the Code.

Section 2.  Special Top-Heavy Rules
- ----------  -----------------------

     (a) If the Plan is or becomes top-heavy in any Plan Year, the provisions of this Appendix B shall supersede any conflicting provisions in the Plan.

     (b) (1) Except as otherwise provided in subparagraph (3) below, the Participating Employer contributions allocated on behalf of any Participant who is not a Key Employee shall be the lesser of (i) 3% of such Participant's Compensation; or (ii) in the case where the Participating Employer has no defined benefit plan that designates the Plan to satisfy section 401 of the Code, the largest percentage of Participating Employer contributions and forfeitures, as a percentage of the first $200,000 of the Key

Employee's Compensation, allocated on behalf of any Key Employee for that year. The minimum allocation shall be determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation because of the Participant's failure to (i) complete 1,000 Hours of Service (or any equivalent provided in the Plan), (ii) to make mandatory Employee contributions to the Plan, or (iii) to earn compensation in excess of a stated amount.

     (2) For purposes of computing the minimum allocation, Compensation shall mean compensation as defined in Section 4.5(d)(2) of the Plan.

     (3) If a Participant is covered by both this Plan and a defined benefit plan, the minimum benefit required by Section 416 of the Code shall be provided by the defined benefit plan, provided that such benefit shall be offset by the benefits, if any, provided by this Plan.

     (4) The minimum allocation required (to the extent required to be nonforfeitable under Section 416(b)) may not be forfeited under Section 411(a)(3)(B) or 411(a)(3)(D) of the Code.

     (c) For any Plan Year in which this Plan is top-heavy, the Accounts of each Participant shall be fully vested. This vesting provision shall apply to all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to Employee contributions, including benefits accrued before the effective date of Section 416 of the Code and benefits accrued before the Plan became top-heavy. Further, no reduction in vested benefits may occur in the event the Plan's status as top-heavy changes for any Plan Year. However, this paragraph does not apply to the account balances of any Employee who does not have an Hour of Service after the Plan initially becomes top-heavy and such Employee's account balance attributable to Participating Employer contributions and forfeitures shall be determined without regard to this paragraph.

     (d) For purposes of computing the aggregate limitation on benefits and contributions for an employee who participates in a defined contribution and defined benefit plans included in the aggregation group, the dollar limitation of 1.25 and the denominator of the fraction shall be reduced to 1.0.

Section 3.  Miscellaneous
- ----------  -------------

     (a) Except as otherwise specifically defined in this Appendix B, all terms used in this Appendix B shall have the same meanings as set forth in Article I of the Plan.

     (b) The provisions of this Appendix B shall not apply with respect to any Employee included in a unit of employees covered by a collective bargaining agreement if there is evidence the retirement benefits were the subject of good faith bargaining between Employee representatives and the Participating Employer. For this purpose, the term "Employee representatives" does not include any organization more than half of whose members are employees who are owners, officers, or executives of the Participating Employer.

                                   APPENDIX C
                                       TO
                          HAWAIIAN ELECTRIC INDUSTRIES
                            RETIREMENT SAVINGS PLAN

          Re:  American Savings Bank Profit Sharing and
               Tax-Favored Retirement Savings Plan

     This Appendix C sets forth and incorporates the provisions which will govern the assets transferred to the Hawaiian Electric Industries Retirement Savings Plan (the "Plan") from the American Savings Bank, F.S.B. ("ASB") Profit Sharing and Tax-Favored Retirement Savings Plan (the "ASB Plan"). Unless otherwise defined herein, all terms defined in the Plan and not defined herein shall be used herein as defined in the Plan.

     1. A separate account (each, an "ASB Account") will be maintained for the assets transferred from the ASB Plan to the Plan for each former participant in the ASB Plan, which shall be fully vested and nonforfeitable at all times.

     2. The assets transferred from the ASB Plan to the Plan will be governed by the terms of the Plan as "Contributions" under the Plan, each participant in the ASB Plan prior to its merger into the Plan will be considered a "Participant" in the Plan with respect to such assets and each ASB Account will be considered an "Account" under the Plan, in each case when appropriate in the context (as determined by the Plan Administrator in his discretion) following the merger of the ASB Plan into the Plan; provided, however, that distributions of such assets will be governed by the provisions of the ASB Plan and not by provisions of the Plan. In particular, the provisions of Article VII (Retirement Benefits) and Section 8.02 (Distribution of Benefits) of the ASB Plan, copies of which are attached hereto, shall govern the distribution of said assets, except that all references to "Trust Committee" shall refer to the Plan Administrator under the Plan.

     3. Notwithstanding the foregoing, the assets transferred from the ASB Plan to the Plan shall be governed by provisions of the ASB Plan, and by the Internal Revenue Code of 1986, as amended (the "Code"), and regulations thereunder, to the extent required by the Code and such regulations.

                                  ARTICLE VII
                                  -----------

                              Retirement Benefits
                              -------------------

     7.01  Amount of Retirement Benefits
     ----  -----------------------------

     Upon the termination of employment of a Participant, other than by reason of death, on or after his Early or Normal Retirement Date, the entire amount of his Accrued Benefit determined in accordance with Article XII hereof as of the last Valuation Date coincident with or preceding his termination of employment, shall be credited to a Retirement Account in his name. All amounts in such Retirement Account shall be fully vested and nonforfeitable.

     7.02  Distribution of Benefits
     ----  ------------------------

     Subject to Section 7.03 and Section 7.05 hereof and after all required accounting adjustments, a Participant's Retirement Account established under
Section 7.01 hereof shall be distributed to him beginning on his Distribution Date by whichever one or more of the following methods the Participant shall elect in writing:

     (a) One or more payments constituting a total distribution of the Participant's entire Retirement Account within a single calendar year;

     (b) Payment in substantially equal monthly, quarterly or annual installments over a fixed reasonable period of time, not exceeding the life expectancy of the Participant or the joint life expectancy of the Participant and his spouse, with all sums remaining in the Trust continuing to share in Trust earnings or losses; or

     (c) With the prior written approval of the Trust Committee, any combination of the above forms of payment. In this regard a Participant may request accelerated payment of all or any portion of his Retirement Account at any time if he has elected option (b) and distribution has commenced.

     Unless the Participant specifically elects otherwise as provided in Section
7.05 hereof, his Retirement Account shall be distributed in accordance with option (a). For purposes of this Section 7.02, "Distribution Date" shall mean the first day of the first period with respect to which payment of a Participant's Retirement Account is to begin, regardless of the form of payment.

     The Participant shall not permitted to make any election for an optional form of payment to himself under which the present value of the Participant's Retirement Account payable solely to the Participant will not be greater than fifty percent (50%) of the present value of the total Accrued Benefit payable to the Participant and his Beneficiaries. The Trust Committee shall determine "present value" as of the date the Trustee is to commence payment of the Participant's Retirement Account to him. The Trust Committee shall apply the provisions of this Section 7.02 in a nondiscriminatory and uniform manner. Moreover, no distribution of the Participant's Retirement Account shall be permitted under any method of payment which does not satisfy the minimum distribution requirements set forth hereafter or which is not consistent with Treasury regulations. The minimum distribution from a Participant's Retirement Account for a calendar year shall equal the balance in the Participant's Retirement Account at the beginning of the year divided by the Participant's life expectancy or, if applicable, the joint life expectancy of the Participant and his Beneficiary. In computing a minimum distribution, the Trust Committee shall use the lie expectancy multiples under Treas. Reg. (S) 1.72-9. The Trust Committee may compute the minimum distribution for a calendar year subsequent to the first calendar year for which the Plan requires a minimum distribution by redetermining the applicable life expectancy. However, the Trust Committee may not redetermine the joint life expectancy of the Participant and a nonspouse Beneficiary in a manner which takes into account any adjustment to a life expectancy other than that of the Participant.

     7.03  Time of Distribution
     ----  --------------------

     Unless the Participant otherwise elects in writing, distribution of the Participant's Retirement Account shall commence no later than sixty (60) days after the close of the Plan Year in which the Participant attains his Normal Retirement Date, or if later, the date the Participant terminates his employment with the Employer. In no event shall distribution of a Participant's Retirement Account commence later than April 1 following the calendar year in which the Participant attains age seventy and one half (70-1/2) or if later, April 1 following the calendar year in which the Participant terminates his employment with the Employer.

Notwithstanding the foregoing, if the Participant is a more than five percent (5%) owner of the Employer (as defined in Code (S) 416) at any time during the five (5) Plan Year period ending within the calendar year in which the Participant attains age seventy and one half (70 1/2), distribution of his Retirement Account shall commence no later than April 1 following the calendar year in which he attains age seventy and one half (70-1/2) regardless of whether he continues in the Service of the Employer.

     7.04  Annuity Distributions Not Permitted
     ----  -----------------------------------

     No Employee shall be entitled to receive distribution of his Retirement Account in annuity form. For purposes of this Plan "annuity form" shall mean any form of distribution whereby payment of a benefit is contingent on the survival of the Participant or his Beneficiary.

     7.05  Election and Payment of Benefit
     ----  -------------------------------

     (a) Upon the Participant's request the Trust Committee shall furnish the Participant an appropriate form for making a Participant election. The Participant shall make an election under this Section 7.05 by filing the election form with the Trust Committee at any time before the anticipated Distribution Date. A Participant also may elect the form and timing of payment of his Retirement Account to his Beneficiaries.

     (b) To facilitate installment payments under option (b) or (c) of Section 7.02, the Trust Committee in its sole discretion may segregate all or any part of the Participant's Retirement Account into a separate account. The Trust Committee may invest the Participant's segregated Retirement Account in federally insured interest bearing savings account(s) or time deposit(s) (or a combination of both) or in other fixed income investments. The segregated Retirement Account shall remain a part of the Trust, but it alone shall share in any income it earns, and it alone shall bear any expense or loss it incurs.

     8.02  Distribution of Benefits
     ----  ------------------------

     Upon the death of a Participant, whether before or after his termination of employment, his Retirement Account or any balance remaining therein shall be distributed to his beneficiary within five (5) years of the Participant's death. If, however, the distribution of the Participant's Retirement Account has already commenced under a method which the Participant has elected pursuant to
Section 7.02(e), distribution shall continue in accordance with such election without regard to the five (5) year distribution requirement above. If payments are to be made to a

Beneficiary (other than a Surviving Spouse) who has been named by the Participant pursuant to a valid beneficiary designation notice which is consented to by the Surviving Spouse and payments commence within one (1) year from the date of the Participant's death, then payments may be made over any period certain not to exceed the Beneficiary's life expectancy without regard to the five (5) year distribution requirement. If payment of the Participant's Retirement Account is to be made to the Participant's Surviving Spouse, the Trustee shall make payment over any period certain not to exceed the Surviving Spouse's life expectancy. If the present value of the Participant's Retirement Account exceeds $3,500.00, the Trustee shall not commence payment to the Surviving Spouse prior to the date the deceased Participant would have attained his Normal Retirement Date unless the Surviving Spouse first consents in writing. Moreover, at the written election of the Surviving Spouse, the Trustee may delay commencing payment to any date which is not later than the date on which the deceased Participant would have attained age seventy and one half (70-1/2). The Trust Committee shall use the life expectancy multiples under Treas. Reg. (S)1.72-9 for purposes of this Section. The Trust Committee may recalculate the life expectancy of the Participant's Surviving Spouse not more frequently than annually, but may not recalculate the life expectancy of a nonspouse Beneficiary after the Trust Committee commences payment. The Trust Committee shall apply this paragraph by treating any amount paid to the Participant's child which becomes payable to the Participant's Surviving Spouse upon the child's attaining the age of majority, as paid to the Participant's Surviving spouse. Upon the Beneficiary's written request, the Trust Committee in its sole discretion may accelerate payment of all or any portion of the Participant's unpaid Retirement Account. The Trust Committee may not accelerate payment once distribution has commenced without the prior written consent of the Beneficiary. If the Participant has failed to make a valid written election during his lifetime, then his beneficiary shall have a reasonable time in which to elect in writing any appropriate method of distribution, subject to the limitations in this Section. Except as otherwise permitted in this Section, distribution shall commence no later than the 60th day following the end of the Plan Year in which the Participant's death occurred.

     For purposes of this Article VIII, "Surviving Spouse" shall mean a spouse of the Participant to whom the Participant has been married throughout the one
(1) year period preceding the date on which distribution of the Participant's Accrued Benefit commences, or if not so married, then married prior to the date on which distribution of the Participant's Accrued Benefit commences and throughout the one (1) year period immediately preceding the date of the Participant's death. A former spouse of the Participant shall also be deemed to be a Surviving Spouse, but only to the extent provided under a qualified domestic relations order as defined in Code (S)414(p).

                                   APPENDIX D
                                       TO
                          HAWAIIAN ELECTRIC INDUSTRIES
                            RETIREMENT SAVINGS PLAN

                  Re:  Hawaiian Tug & Barge Corp. Supplemental
                                Retirement Plan

     This Appendix D sets forth and incorporates the provisions which will govern the assets transferred to the Hawaiian Electric Industries Retirement Savings Plan (the "Plan") from the Hawaiian Tug & Barge Corp. Supplemental Retirement Plan (the "HTB Plan"). Unless otherwise defined herein, all terms defined in the Plan and not defined herein shall be used herein as defined in the Plan.

     1. A separate account (each, an "HTB Account") will be maintained for the assets transferred from the HTB Plan to the Plan for each former participant in the HTB Plan (each, a "HTB Participant"), which shall be fully vested and nonforfeitable at all time.

     2. The assets transferred from the HTB Plan to the Plan will be governed by the terms of the Plan as "Contributions" under the Plan, each participant in the HTB Plan prior to its merger into the Plan will be considered a "Participant" in the Plan with respect to such assets and each HTB Account will be considered an "Account" under the Plan, in each case when appropriate in the context (as determined by the Plan Administrator in his discretion) following the merger of the HTB Plan into the Plan; provided, however, that distributions of such assets will be governed by the provisions of the HTB Plan and not by provisions of the Plan. In particular, the provisions of Section 7.2 (Distributions) and Section 7.3 (Special Distribution Rules) of the HTB Plan, copies of which are attached hereto, shall govern the distribution of said assets.

     3. Notwithstanding anything to the contrary herein or in the Plan, HTB Participants will not be allowed to borrow against or, prior to the distribution events set forth in Section 7.1 of the HTB Plan (including the retirement, disability or termination of employment of the Special Participant), withdraw assets transferred to the Plan from the HTB Plan.

     4. Notwithstanding the foregoing, the assets transferred from the HTB Plan to the Plan shall be governed by provisions of the HTB Plan, and by the Internal Revenue Code of 1986, as amended (the "Code") and regulations thereunder, to the extent required by the code and such regulations.



Section 7.2  Distributions.
- -----------  --------------

     (a) A Participant's vested interest in his Accounts shall be distributed only upon his termination of employment with the Participating Employers and the Associated Companies. No distributions shall be made if a Participant remains employed by a Participating Employer or an Associated Company in a capacity in which he is not eligible to participate in the Plan. Except for distribution to a Beneficiary in the case of death, all distributions shall be to the Participant.

     (b) Distributions shall be made as soon as practicable after the event that entitled the Participant or, in the case of a Participant's death, his Beneficiary, to such distribution.

     (c) Distributions shall be made in a lump sum.

     (d) If a Participant (i) terminated employment, (ii) was not 100% vested in his Profit Sharing Account, (iii) received a distribution, and (iv) is re-employed prior to incurring five consecutive One-Year Breaks in Service, the value of his vested interest ("X") in his Profit Sharing Account after such re-employment shall be determined by the following formula:

                               X = P(AB + D) - D

For purposes of this formula, P is the vested percentage at the relevant time; AB is the account balance at the relevant time; and D is the amount of the distribution.

Section 7.3  Special Distribution Rules
- -----------  --------------------------

     (a) Notwithstanding any other provisions of the Plan, unless a Participant requests pursuant to this Section 7.3(a), the distribution of a Participant's Accounts must begin not later than the 60th day after the latest of the close of the Plan Year in which (i) the Participant attains age 65, (ii) occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan, or (iii) the Participant terminates his service with the Participating Employers. A Participant may request that distribution of his Accounts commence at a date later than the latest date provided under the prior sentence. This request must be made by submitting to the Plan Administrator a written statement, signed by the Participant, that describes the distribution and the date on which the Participant requests payment to commence. The Plan Administrator shall not grant this request if such request would not comply with the requirements of regulations under Section 401(a)(9) of the Code, including Treas. Reg. (S) 1.401(a)(9)-2.

     (b) (1) If a form of distribution commenced prior to the Participant's death, the portion, if any, of his Accounts remaining at his death must be distributed to his Beneficiary at least as rapidly as under such form.

          (2) If distribution of the Participant's Accounts had not commenced at his date of death, such Accounts must be distributed within five years of such date, unless such Accounts are paid over the life of the Participant's (i) designated Beneficiary and such payment commences no later than one year after the Participant's death or (ii) surviving spouse and such payment commences no later than the date of the Participant would have attained age 70-1/2.

          (3) Notwithstanding any other provision of the Plan, a Participant's vested Accounts must be distributed (or commence to be distributed over his life expectancy or the joint life expectancies of the Participant and his Beneficiary) no later than April 1 of the calendar year following the calendar year in which he attains age 70-1/2.

          (4) If the present value of the Member's Participant's vested Accounts does not exceed $3,500, such vested Accounts shall be distributed as soon as practicable following the event that entitled the Member to a distribution thereof. If the present value of the Participant's vested Accounts exceeds $3,500, written consent of the Participant must be obtained not more than 90 days before the commencement of the distribution of any part of the Participant's Accounts. If a Participant's vested Accounts are so distributable to him and he fails to consent to an immediate distribution, such failure shall be regarded as an election to defer distribution to the later of age 62 or Normal Retirement Age.

                                   APPENDIX E
                                       TO
                          HAWAIIAN ELECTRIC INDUSTRIES
                            RETIREMENT SAVINGS PLAN

                    Re:  Hawaiian Electric Industries Stock
                                 Ownership Plan

     This Appendix E sets forth and incorporates the provisions which will govern the assets transferred to the Hawaiian Electric Industries Retirement Savings Plan (the "Plan") from the Hawaiian Electric Industries Stock Ownership Plan ("HEISOP"). Unless otherwise defined herein, all terms defined in the Plan and not defined herein shall be used herein as defined in the Plan.

     1. A separate account (each, a "Stock Ownership Account") will be maintained for the assets transferred from "Stock Ownership Accounts" under HEISOP to the Plan for each former participant in HEISOP (each, a "HEISOP Participant"). In addition, a separate account (each, a "Deductible Contribution Account") will be maintained for the funds transferred from "Deductible Contribution Accounts" under HEISOP to the Plan for each HEISOP Participant. Each Stock Ownership Account and each Deductible Contribution Account maintained under the Plan shall be fully vested and nonforfeitable at all time.

     2. The assets transferred from HEISOP to the Plan will be governed by the terms of the Plan as "Contributions" under the Plan, each participant in HEISOP prior to its merger into the Plan will be considered "Participant" in the Plan with respect to such transferred assets and each Stock Ownership Account and Deductible Contribution Account will be considered an "Account" under the Plan, in each case when appropriate in the context (as determined by the Plan Administrator in his or her discretion) following the merger of HEISOP into the Plan; provided, however, that distributions and withdrawals of such assets will be governed by the provisions of HEISOP and not by provisions of the Plan; provided, further, that the investment of such assets will continue to be governed by the provisions of HEISOP and not by provisions of the Plan. in particular, the provisions of Article V (Benefits), Section 7.4 (Diversification of Investments) and Article XIII (Deductible Participant Contributions) of HEISOP, copies of which are attached hereto, shall govern the distribution and withdrawal of said assets. As to the voting of shares of common stock of the company held in Stock Ownership Accounts and

Deductible Contribution Accounts, such shares will be voted, and notices and other materials relating to stockholder meetings and tender offers will be handled, in the same manner as other shares held under the Plan, except that shares attributable to "Tax Credit Contributions" under Section 4.2(a) of HEISOP will not be voted absent instructions from a Special Participant as to the voting of such shares.

     3. Notwithstanding anything to the contrary herein or in the Plan, HEISOP Participants will not be allowed to borrow against assets transferred to the Plan from HEISOP.

     4. Notwithstanding the foregoing, the assets transferred from HEISOP to the Plan shall be governed by provisions of HEISOP, and by the Internal Revenue Code of 1986, as amended (the "Code"), and regulations thereunder, to the extent required by the Code and such regulations.

                                   ARTICLE V
                                    BENEFITS


Section 5.1  Nonforfeitable Right To Stock Ownership Account
- -----------  -----------------------------------------------

     A Participant's Stock Ownership Account shall always be fully vested and nonforfeitable.

Section 5.2  Distribution Of Stock Ownership Account
- -----------  ---------------------------------------

     (a) (1) Except as provided in Section 8.2, a Participant's Stock Ownership Account shall be distributed only at such time as the Participant ceases to be an employee by reason of retirement, disability, death, or other termination of employment. Such a distribution shall be made to the Participant, or where applicable, to his beneficiary, in a lump sum no later than 60 days following the close of the Plan Year during which such event occurs.

     (2) A Participant may request that the payment to the Participant of benefits under this Plan commence at a date later than the date provided under paragraph (1) of this Section 5.2(a). This request must be made by submitting to the Company a written statement, signed by the Participant, which describes the benefit and the date on which the Participant requests payment to commence. The Company in its sole discretion shall decide whether to grant the Participant's request. The Company shall not grant this request if such request would cause death benefits payable under this Plan with respect to the Participant to be more than "incidental" within the meaning of the applicable Treasury regulations. Notwithstanding any other provision of the Plan, a Participant's benefits under the Plan must be distributed in a manner permissible under Section 5.4.

     (b) (1) If a Participant's Stock Ownership Account is credited with less than ten shares of Common Stock, distribution therefrom shall, at the Participant's (or, in the case of the Participant's death, his Beneficiary's) option, be made in whole or in part in the form of Common Stock (except for fractional shares, which shall be distributed in cash) or cash. If a Participant's Stock Ownership Account is credited with ten or more shares of Common Stock, distribution therefrom shall be made in the form of Common Stock (except for fractional shares, which shall be distributed in cash).

         (2) Fractional shares shall be valued by reference to their fair market value. For purposes of this Section 5, fair market value shall mean the closing sales price recorded on the New York Stock Exchange - Composite Transactions for the last trading day on which there were recorded sales preceding the effective date of the distribution.

     (c) (1) A Participant may withdraw the shares of the Common Stock credited to his Stock Ownership Account prior to his termination of employment only with the consent of his spouse and the Company; but only for an amount authorized by the Company. Such withdrawals shall be permitted only upon a showing by the Participant to the Company of a financial need for such a withdrawal to meet an unusual or special situation in his financial affairs. A request for withdrawal shall be made by filing a claim with the Company as provided in Article VII. No such withdrawal may be made of shares of the Common Stock which have been allocated to his Stock Ownership Account for less than 84 months from the end of the month in which such shares were so allocated.

          (2) Notwithstanding the prior paragraph, a Participant may at any time upon written request withdraw that portion of his Stock Ownership Account that represents his voluntary contribution to his Stock Ownership Account in excess of the amount of any matching Contributions allocated thereto.

          (3) The consent of the Participant's spouse must be in a written instrument (i) in which the spouse acknowledges the effect of such election and
(ii) witnessed by an authorized representative of the Plan or a notary public. Such written instrument shall not be required if it is established to the satisfaction of the authorized representative of the Plan that such consent may not be obtained because there is no spouse, the spouse cannot be located, or such other circumstances as Treasury Regulations may prescribe.

Section 5.3  Voting of Shares
- -----------  ----------------

     Each Participant shall be entitled to direct the Trustee as to the manner in which any Common Stock allocated to his Stock Ownership Account shall be voted. The Company shall furnish to each Participant a proxy statement adequate for such purpose. To the extent that Participants fail to direct the voting of Common Stock allocated to their accounts, such shares shall not be voted.

Section 5.4  Special Distribution Rules
- -----------  --------------------------

     (a) If a form of distribution commenced prior to the Participant's death, the portion, if any, of his Stock Ownership Account remaining at his death must be distributed to his beneficiary at least as rapidly as under such form.

     (b) If distribution of the Participant's Stock Ownership Account had not commenced at his date of death, the Stock Ownership Account must be distributed within five years of such date, unless the account is paid over the life of the Participant's (i) designated beneficiary and such payment commences no later than one year after the Participant's death or (ii) surviving spouse and such payment commences no later than the date the Participant would have attained age 70 1/2.

     (c) Notwithstanding any other provision of the Plan, a Participant's Stock Ownership Account must be distributed (or commence to be distributed over his life expectancy or the joint life expectancies of the Participant and his beneficiary) no later than April 1 of the calendar year following the later of the year in which he (i) attains age 70 1/2 or (ii) retires, provided that such interest of a five percent owner of the Participating Employer must be distributed (or commence to be distributed over the period set forth above) by April 1 of the calendar year following the year in which he attains age 70 1/2 even if he remains as an Employee.

     (d) If the present value of the Participant's Stock Ownership Account exceeds $3,500, written consent of the Participant (and the Participant's spouse if the spouse's consent is required) must be obtained not more than 90 days before the commencement of the distribution of any part of the Participant's Stock Ownership Account. If such a Participant fails to consent to an immediate distribution, such failure shall be regarded as an election to defer distribution to the later of age 62 or the normal retirement age of the Participant.

     2.  Effective January 1, 1987, Article VII is amended by adding a new
Section 7.4, to read as follows:

     Diversification of Investments
     ------------------------------

          (a)  Each qualified Participant in the Plan may elect within ninety
               (9O) days after the close of each Plan Year in the qualified election period to direct the Plan as to the investment of at least 25 percent of the Participant's Stock Ownership Account in the Plan (to the extent such portion exceeds the amount to which a prior election under this Section 7.4 applies). In the case of the election year in which the Participant can make his last election, the preceding sentence shall be applied by substituting "50 percent" for "25 percent."

          (b)  The Plan shall be treated as meeting this requirement if --

                    (i) the portion of the Participant's Stock Ownership Account covered by the election under clause (a) is distributed within ninety (90) days after the period during which the election may be made, or

                    (ii) the Plan offers at least three (3) investment options
                         (not inconsistent with regulations prescribed by the Secretary) to each Participant making an election under clause (i) and within ninety (90) days after the period during which the election may be made, the Plan invests the portion of the Participant's Stock Ownership Account covered by the election in accordance with such election.

          (c) For purposes of this Section 7.4, the term "qualified Participant" means any Employee who has completed at least ten
               (10) years of participation under the Plan and has attained age
               55. Furthermore, the term "qualified election period" means the 6-Plan-Year period beginning with the later of--

               (i) the 1st Plan Year in which the individual first became a qualified Participant, or

               (ii) the 1st Plan Year beginning after December 31, 1986.

               For purposes of the preceding sentence, the Company may elect to treat an individual first becoming a qualified Participant in the 1st Plan Year beginning in 1987 as having become a Participant in the beginning in 1988.

                                  ARTICLE XIII
                      DEDUCTIBLE PARTICIPANT CONTRIBUTIONS


Section 13.1  Election To Make Deductible Contributions
- ------------  -----------------------------------------

     (a) In addition to or in lieu of making contributions pursuant to Section 3.1, a Participant may elect in writing on a form prescribed by the Company to make Deductible Contributions (as defined in Section 13.7) to the Plan. Such Deductible Contributions may not exceed the lesser of $2,000 or 100% of the Participant's Total Compensation (as defined in Section 13.7) with respect to the calendar year for which such Deductible Contributions are made. No Deductible Contributions may, however, be made with respect to any calendar year
(i) in which the Participant attains age 70-1/2 or any subsequent calendar year or (ii) after 1986.

     (b) Pursuant to such rules as may be adopted by the Company, Deductible Contributions may be made by a Participant either by periodic payroll deductions or in cash. Deductible Contributions shall not be credited to the Deductible Contributions Account (as defined in Section 13.7) of the Participant until the first day of the month following the month in which such contribution is made.

     (c) Any contributions by a Participant in excess of the amount deductible by such Participant under Section 219 of the Code shall be regarded as a voluntary Participant contribution, transferred to the Participant's Stock Ownership Account, and treated as such pursuant to Section 3.1 of the Plan.

Section 13.2  Separate Records
- ------------  ----------------

     The Company shall keep or cause to be kept separate records regarding Deductible Contributions and Deductible Contribution Accounts.

Section 13.3  Vesting
- ------------  -------

     A Participant's Deductible Contributions Account shall always be fully vested and nonforfeitable notwithstanding any other provision of this Plan.

Section 13.4  Investment Of Deductible Contributions Accounts
- ------------  -----------------------------------------------

     All Deductible Contributions Accounts shall be invested to the extent possible in Common Stock. Such Common Stock may be purchased by the Trustee from the company or any other source, and such Common Stock may be outstanding or newly issues shares. All such purchases must be made at fair market value. If no Common Stock is available for purchase, the Trustee is authorized to temporarily retain cash uninvested or invested, all or in part, in short-term investments.

Section 13.5  Distributions
- ------------  -------------

     (a) Distributions of a Participant's Deductible Contributions Account shall be in the manner set forth in this Section 13.5. No distribution from a Deductible Contributions Account shall be made prior to the time the Participant attains age 59-1/2 except in the case of the Participant's death, disability, termination of employment with the Participating Employers, termination of the Plan, or withdrawal pursuant to Section 13.6.

     (b) At any time after a Participant has attained age 59-1/2 or incurred disability, he may request a distribution of his Deductible Contributions Account.

     (c) Upon a Participant's termination of employment with the Participating Employers prior to attainment of age 59-1/2 or upon termination of the Plan, the Participant's Deductible Contributions Account shall be distributed to the Participant.

     (d) In the event of a Participant's death while any balance remains in the Participant's Deductible Contributions Account, such balance will be paid in a lump sum to the Participant's Beneficiary.

     (e) Distributions under this Section 13.5 shall be made as soon as practicable following the end of the month in which the Trustee receives notice to make such distribution from the Company. Each distribution shall be based upon the value of the Participant's Deductible Contributions Account as of the end of the month in which the Trustee receives said notice. The form of such distributions shall be in accordance with the provisions of Section 5.2.

Section 13.6  Withdrawal
- ------------  ----------

     (a) A Participant may withdraw from his or her Deductible Contributions Account any of the balance thereof, provided the Participant requests such withdrawal by an instrument in writing submitted to the Company. Any such request for withdrawal made before the Participant reaches age 59-1/2 shall contain a declaration of the Participant's intention as to the disposition of the amount withdrawn. No more than one withdrawal may be made in any calendar year.

     (b) Withdrawals under this Section 13.6 shall be treated as distributions and made pursuant to the provisions of Section 13.5(e).

Section 13.7  Definitions and General Provisions
- ------------  ----------------------------------

     (a) As used in the Article XIII, the following terms shall have the meanings set forth below:

     (i) Deductible Contributions: A Participant's contributions to the Plan pursuant to this Article XIII that are deductible from income for a taxable year of such Participant pursuant to Section 219 of the Code.

     (ii) Deductible Contributions Account: An account recording the aggregate amount of the Participant's Deductible Contributions as adjusted for allocations of income or loss, withdrawals, and other factors affecting the value of such account.

     (iii) Total Compensation: The total amount of the Participant's compensation for purposes of Section 219 of the Code.

     (b) All other terms used in this Article XIII shall have the same meanings as set forth in Article I of the Plan.

     (c) The provisions of Article VI of this plan shall not apply to the Deductible Contributions of a Participant.

     (d) In accordance with the provisions of Section 5.3, each Participant shall be entitled to direct the Trustee as to the manner in which any Common Stock allocated to said Participant's Deductible Contributions Account shall be voted.

                                   APPENDIX F
                                       TO
                          HAWAIIAN ELECTRIC INDUSTRIES
                            RETIREMENT SAVINGS PLAN

                Re:  First Nationwide Employees' Investment Plan


     This Appendix F sets forth and incorporates the provisions which will govern the assets transferred to the Hawaiian Electric Industries Retirement Savings Plan (the "Plan") from the First Nationwide Employees' Investment Plan (the "FNB Plan"). Unless otherwise defined herein, all terms defined in the Plan and not defined herein shall be used herein as defined in the Plan.

     1. Assets of the FNB Plan attributable to employer contributions shall be held as part of the separate accounts (the "ASB Accounts") established for assets transferred to the Plan from the ASB Plan, while assets of the FNB Plan attributable to employee contributions shall be held in a Salary Reduction Account under the Plan for each former participant in the FNB Plan. All amounts transferred from the FNB Plan to the Plan, shall be fully vested and nonforfeitable at all times.

     2. The assets transferred from the FNB Plan to the Plan will be governed by the terms of the Plan and each participant in the FNB Plan prior to this transfer of assets and into the Plan will be considered a "Participant" in the Plan with respect to such assets, in each case when appropriate in the context (as determined by the Plan Administrator in his discretion).

     3. Notwithstanding the foregoing, the assets transferred from the FNB Plan to the Plan shall be governed by provisions of the FNB Plan, and by the Internal Revenue Code of 1986, as amended (the "Code"), and regulations thereunder, to the extent required by the Code and such regulations.

                                   APPENDIX G
                                       TO
                          HAWAIIAN ELECTRIC INDUSTRIES
                            RETIREMENT SAVINGS PLAN

     Re:  HEI Diversified Defined Contribution
          Pension Plan

          This Appendix G sets forth the provisions which will govern the assets and liabilities transferred to the Hawaiian Electric Industries Retirement Savings Plan (the "Plan") from the HEI Diversified Defined Contribution Pension Plan (the "HEIDI Plan") (such assets and liabilities being hereinafter referred to as the "Transferred Assets"). Unless otherwise defined herein, all terms defined in the Plan and not defined herein shall be used herein as defined in the Plan.

     1. A separate account will be maintained for the Transferred Assets for each Special Participant (each, a "HEIDI Account"), which shall be fully vested and nonforfeitable at all times.

     2. The Transferred Assets will be governed by the terms of the Plan as "Contributions" under the Plan, each Special Participant who was a participant in the HEIDI Plan prior to the transfer of the Transferred Assets will be considered a "Participant" in the Plan with respect to such Transferred Assets and each HEIDI Account will be considered an "Account" under the Plan, in each case when appropriate in the context (as determined by the Plan Administrator in his discretion) following the transfer of the Transferred Assets; provided, however, that distributions of such Transferred Assets will be governed by the provisions of the HEIDI Plan, unless and until such provisions are amended pursuant to the Plan, and by provisions of the Plan to the extent they are not inconsistent with such HEIDI Plan provisions (as determined by the Plan Administrator). In particular, the provisions of Section 7.2 (Distributions) and 7.3 (Special Distribution Rules) of the HEIDI Plan, copies of which are attached hereto, shall govern the distribution of said Transferred Assets.

     3. Notwithstanding the foregoing, the Transferred Assets shall be governed by provisions of the HEIDI Plan, and by the Internal Revenue Code of 1986, as amended (the "Code"), to the extent required by the Code and such regulations.

Section 7.2  Distributions
- -----------  -------------

     (a) A Participant's vested interest in his Accounts shall be distributed only upon his termination of employment with the Participating Employers and the Associated Companies. No distributions shall be made if a Participant remains employed by a Participating Employer or an Associated Company in a capacity in which he is not eligible to participate in the Plan. Except for distribution to a Beneficiary in the case of death, all distributions shall be to the Participant.

     (b) Distributions shall be made as soon as practicable after the event that entitled the Participant or, in the case of a Participant's death, his Beneficiary, to such distribution.

     (c) Distributions shall be made in a lump sum.

     (d) If a Participant (i) terminated employment, (ii) was not 100% vested in his Employer Contribution Account, (iii) received a distribution, and (iv) is re-employed prior to incurring five consecutive One-Year Breaks in Service, the value of his vested interest ("X") in his Employer Contribution Account after such re-employment shall be determined by the following formula:

                               X = P(AB + D) - D.

For purposes of this formula, P is the vested percentage at the relevant time; AB is the account balance at the relevant time; and D is the amount of distribution.

Section 7.3  Special Distribution Rules
- -----------  --------------------------

     (a) Notwithstanding any other provisions of the Plan, unless a Participant requests pursuant to this Section 7.3(a), the distribution of a Participant's Accounts must begin not later than the 60th day after the latest of the close of the Plan Year in which (i) the Participant attains age 65, (ii) occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan, or *iii) the Participant terminates his service with the Participating Employers. A Participant may request that distribution of his Accounts commence at a date later than the latest date provided under the prior sentence. This request must be made by submitting to the Plan Administrator a written statement, signed by the Participant, that describes the distribution and the date on which the Participant requests payment to commence. The Plan Administrator shall not grant this request if such request would not comply with the requirements of regulations under Section 401(q)(98) of the Code, including Treas. Reg. (S)1.401(a) 91-2.

     (b) (1) If a form of distribution commenced prior to the Participant's death, the portion, if any, of his Accounts remaining at his death must be distributed to his Beneficiary at least as rapidly as under such form.

     (2) If distribution of the Participant's Accounts had not commenced at his date of death, such Accounts must be distributed within five years of such date, unless such Accounts are paid over the life of the Participant's (i) designated Beneficiary and such payment commences no later than one year after the Participant's death or (ii) surviving spouse and such payment commences no later than the date the Participant would have attained age 70-1/2.

     (3) Notwithstanding any other provision of the Plan, a Participant's vested Accounts must be distributed (or commence to be distributed over his life expectancy or the joint life expectancies of the Participant and his Beneficiary) no later than April 1 of the calendar year following the calendar year in which he attains age 70-1/2, whether or not he has retired by that date.

     (4) If the present value of the Member's Participant's vested Accounts does not exceed $3,500, such vested Accounts shall be distributed as soon as practicable following the event that entitled the Member to a distribution thereof. If the present value of the Participant's vested Accounts exceeds $3,500, written consent of the Participant must be obtained not more than 90 days before the commencement of the distribution of any part of the Participant's Accounts. If a Participant's vested Accounts are so distributable to him and he fails to consent to an immediate distribution, such failure shall be regarded as an election to defer distribution to the later of age 62 or Normal Retirement Age.